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                                                                   EXHIBIT 10.14

                                     LEASE
                                  SEARS TOWER
                             233 SOUTH WACKER DRIVE
                               CHICAGO, ILLINOIS


  AGREEMENT OF LEASE made as of this 12 day of Januray, 1995
(hereinafter referred to as the "Lease") between TOWER LEASING, INC., a Massachusetts corporation (hereinafter referred to as ("Landlord"), and RODMAN & RENSHAW CAPITAL GROUP, INC., a Delaware corporation (hereinafter referred to as "Tenant");

                              W I T N E S S E T H:


  Landlord hereby agrees to lease to Tenant, and Tenant hereby agrees to accept, the premises designated on the plan attached hereto as Exhibit A and containing approximately 76,378 square feet of "Rentable Area" on the entire 45th and a portion of the 46th floors (hereinafter referred to as the "Premises") in the building commonly known as the Sears Tower (hereinafter referred to as the "Building") located at 233 South Wacker Drive, in the City of Chicago, Cook County, Illinois (hereinafter referred to, together with all present and future easements, additions, improvements and other rights appurtenant thereto, as the "Land"), subject to the terms and conditions of this Lease.

  In consideration thereof, Landlord and Tenant covenant and agree as follows:

  1. TERM

  The term of this Lease (hereinafter referred to as the "Term") shall commence on the earlier of (i) June 1, 1995 or (ii) the date that Tenant substantially completes the Tenant Work as defined in the Tenant Work Letter attached hereto as Exhibit "C" (the "Commencement Date") subject to delays in Tenant completing the Tenant Work to the extent caused by the failure of Landlord to complete the Concurrent Work in a timely manner. The Term shall end on the last day of the 180th full calendar month after the Commencement Date (hereinafter referred to as the "Termination Date"), unless sooner terminated as provided herein or extended by the exercise of the option conferred upon Tenant pursuant to
Section 32 of this Lease.

  Notwithstanding the date set for the commencement of this Lease, all of the terms and provisions of this Lease (other than Tenant's obligation to pay Rent) shall be effective as of the date of full execution of this Lease.






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  2. BASE RENT

  BASE RENT PAYMENTS. Tenant shall pay to Landlord or Landlord's agent at Sears Tower, 233 South Wacker Drive, Chicago, Illinois, or at such other place as Landlord or Landlord's agent may from time to time designate in writing, in currency which, at the time of payment, is legal tender for private or public debts in the United States of America, rent at the annual rates per square foot of Rentable Area in the Premises set forth in Exhibit B attached hereto and made a part hereof (hereinafter referred to as the "Base Rent"). Base Rent shall commence on the Commencement Date. Such Base Rent shall be escalated as set forth in Exhibit B. Each period of twelve (12) months beginning on the Commencement Date or on any anniversary thereof and ending on the day before the following anniversary of the Commencement Date or on the Termination Date, as the case may be, falling within the Term is hereinafter referred to as a "Lease Year." The Base Rent (subject to the increases set forth in Exhibit B) shall be payable in equal monthly installments on or before the first day of each and every month during the Term, without demand and without any abatement, set-off or deduction whatsoever, except as specifically set forth in this Lease. If the Term commences or ends on a day other than on the first day of a month, the Base Rent or Additional Rent, as the case may be, for such month shall be prorated based upon the number of days in such month included in the Term. The prorated Base Rent or Additional Rent for the portion of the month in which the Term commences or ends or the abatements end shall be paid on the first day of the month in question.

  3. ADDITIONAL RENT

  In addition to paying the Base Rent specified in Section 2 hereof, Tenant shall pay as "Additional Rent" the amounts described in this Section 3. Additional Rent shall commence as of the Commencement Date. Such Additional Rent paid by Tenant and other tenants in the Building shall reimburse Landlord for all expenses of owning, operating and maintaining the Land and the Building, except as expressly excluded below, and shall permit Landlord to receive the Base Rent as "net" rent. The Base Rent and the Additional Rent and all other amounts due under this Lease are herein collectively referred to as the "Rent." All Additional Rent shall be payable for the same periods and in the same manner, time and place as the Base Rent is to be paid. Without limitation on other obligations of Tenant which shall survive the expiration of the Term, the obligations of Tenant to pay Additional Rent shall survive the expiration of the Term. For any Calendar Year which is not wholly included in the Term, Tenant shall be obligated to pay only a pro rata share of the Additional Rent for such Calendar Year, based on the number of days of the Term falling within such Calendar Year. Except as specifically provided in this Lease, Rent shall be paid without abatement, deduction or set off of any kind, it being the intention of the parties that, to the full extent permitted by


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law, Tenant's covenant to pay Rent shall be independent of all other covenants contained in this Lease.

  A. DEFINITIONS.  As used in this Section 3, the terms:

  (1) "Calendar Year" shall mean each calendar year in which any part of the Term falls, through and including the year in which the Term expires.

  (2) "Operating Expenses" shall mean all bona fide expenses, costs and disbursements (other than Taxes) of every kind and nature (determined for the applicable Calendar Year on an accrual basis) paid (to the extent not accrued and included in Operating Expenses in a prior Calendar Year) or incurred (with any appropriate accounting adjustments for subsequent Calendar Years or going forward if the manner of accounting for any item is changed at any time during the Term) by Landlord or its managing agent in connection with the ownership, management (excluding salaries of employees of Landlord and managing agent at the building manager level and above), operation, maintenance and repair of the Land and Building (including, without limitation, the cost of providing electricity with respect to overhead or ceiling lighting for the Premises and other office space), except the following:

      A. Costs of capital improvements or tenant improvements to any tenant's premises;

      B. Principal or interest payments on, and any other fees and charges on or in connection with, loans secured by mortgages or trust deeds on the Building or Land or rent payable on any ground lease of the Land;

      C. Costs of capital improvements whether purchased or leased to the Building, including, without limitation, any and all finance charges thereon, except that Operating Expenses shall, upon completion of the lobby renovation project currently in progress, include (x) the costs of any capital improvement completed during the Term which is reasonably projected by Landlord to reduce any component of Operating Expenses and (y) the costs of any capital improvement which is made by Landlord to keep the Land or Building in compliance with all governmental rules and regulations enacted after the date of this Lease applicable from time to time thereto, in each case as evenly amortized over the useful life of each such capital improvement with interest on the unamortized amount at two percent (2%) per annum above the "prime rate" or "corporate base rate" announced from time to time by a major Chicago bank selected by Landlord (the "Prime Rate") (but in no event at a rate which is more than the highest lawful rate allowable in the State of Illinois); provided, however (A) such amortized costs (including interest as aforesaid) shall only be included in Operating Expenses under this Lease for that portion of the useful life of the capital improvement that falls within the





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Term, (B) that portion of the total amortized costs (including interest as aforesaid) to be included in Operating Expenses within the Term shall not exceed the total projected reduction in Operating Expenses for that portion of the useful life of the capital improvement that falls within the Term reasonably estimated by Landlord prior to making such capital improvement, and
(C) all elements of such projection shall be completed in accordance with generally accepted accounting principles and practices in effect at the time the capital improvement is proposed to be made. The determination of whether a repair or replacement made by Landlord shall be a capital expenditure, shall be based upon generally accepted accounting principles consistently applied existing on the date such capital improvement is completed;

      D. Costs of utilities and other services provided to and used in the operation of the retail stores, the skydeck, the parking garage in the Building and the antennae farm on the roof of the Building and any health club installed in the lower level of the Building, provided that the costs of operating and maintaining the common areas adjoining such retail stores, the health club and the skydeck shall be included in Operating Expenses and provided further that the cost of overhead lighting and HVAC service used in the skydeck and/or the health club may be included to the extent that the occupants of the skydeck and/ or the health club pay their proportionate share of Operating Expenses;

      E. Costs and expenses incurred in connection with leasing space in the Building, including, without limitation, leasing commissions and advertising and promotional expenses, architectural, space planning or engineering services, tenant allowances, costs of obtaining or making tenant space ready for occupancy, advertising and promotional expenses, legal fees for the preparation of leases, rent abatements, lease takeover payments, moving expense payments or allowances and rent payable with respect to that portion of the Building which is occupied by Landlord or its leasing agent and used exclusively for the leasing of the Building;

      F. The cost of any work or services provided by any employee of Landlord whose salary is included in Operating Expenses, except for the cost of any overtime payments to such employee or where the work or services provided by such employee exceeds the scope of his employment or such employee is entitled to additional compensation for such work.Landlord agrees that the management fees included in Operating Expenses shall be competitive with those management fees charged by first-class office buildings in the Chicago loop area and shall not exceed three percent (3%) of the gross receipts of the Building in a Calendar Year ;





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      G.  All expenses (and capital costs) for which Landlord receives reimbursement or is entitled to receive reimbursement pursuant to written contracts or agreements (net of the cost of collecting), including, without limitation, insurance contracts, other than indirect reimbursement by the payment by any tenant of base rent or its share of Operating Expenses;

      H. Attorneys' fees, costs and disbursements and other expenses incurred in connection with tenant leases, including, without limitation, negotiations with prospective tenants or disputes with any tenant other than the enforcement by Landlord of the Building rules and regulations against any such tenant.

      I. Expenses for repairs or other work occasioned by a casualty, except that Operating Expenses shall include the cost of repairs or other work occasioned by a casualty to the extent that such costs are not covered by Landlord's insurance described herein; provided, however, that such costs shall be excluded from Operating Expenses in the event that they are not covered because Landlord has not maintained the insurance which it is required to maintain pursuant to this Lease;

      J. Depreciation or amortization (except as permitted Section 3A(2)(c) above);

      K. The cost of operating and maintaining the skydeck, the garage in the Building, the antennae farm on the roof of the Building, and the health club (but only to the extent such health club is operated by Landlord and does not pay its share of Operating Expenses), including all additional security and maintenance solely attributable to the public use of and access to such space; provided, however, if the user of the skydeck or health club pays its proportionate share of Operating Expenses relating to maintenance, then the cost of maintenance of such space shall be included in Operating Expenses to the extent such maintenance does not exceed the services typically provided to office tenants in the Building;

      L. Expenses incurred in connection with services or other benefits of a type that are not made available to Tenant and are not customarily provided to tenants without charge, but that are provided to another tenant or occupant of the Building;

      M. Any fine, penalty or late charges incurred by Landlord due to the violation of any law, rules or regulations, contract or lease ;

      N. Any compensation paid to clerks, attendants or other persons in commercial concessions operated by Landlord;

      O. Costs for sculptures, paintings and other objects of art located within the Building or the plaza area, except only for the costs of insuring and maintaining such objects and providing security for such objects;





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      P.  Any taxes, assessments, fees or charges specifically excluded from the definition of Taxes pursuant hereto;

      Q. Expenses incurred by Landlord in putting the Building into compliance with the Americans With Disabilities Act in its form as of the date of this Lease (this Subsection does not obligate Landlord to put any tenant space into compliance);

      R. Expenses incurred by Landlord in putting the Building into compliance with (i) any laws, rules or regulations concerning asbestos and asbestos-containing materials or (ii) ASHRAE No. 62-1989 entitled "Ventilation for Acceptable Indoor Air Quality" but specifically excluding any testing of the ventilation system to determine the scope of any possible problem or violation or (iii) any other law or governmental rule or regulation applicable to the Building with which the Building is not in compliance on the date hereof;

      S. Costs, expenses and fees of land trusts, partnerships, title insurance, land surveys and corporations involved in the ownership or operation or management of the Building and Land;

      T. The amount of any judgments against Landlord and indemnification obligations of Landlord in excess of the amount of any liability policies required to be carried by Landlord pursuant to this Lease; and

      U.  Charitable or political contributions.

  (3) "Taxes" shall mean taxes levied, assessed or imposed (or which Landlord is obligated to pay on behalf of any other person or entity having any interest in the Land or the Building) in connection with the Land, the Building, the operation thereof or any rights or responsibilities related thereto. "Taxes" shall include without limitation: (a) real estate taxes and assessments, special or otherwise, levied or assessed upon the Land or Building; (b) ad valorem taxes for any personal property owned or leased by Landlord and used exclusively in connection with operating or maintaining the Land or Building;
(c) any tax, assessment, charge or fee which is imposed in substitution for, or in lieu of an increase in, such real estate taxes or ad valorem personal property taxes; (d) any income or franchise tax based on Landlord's income from the Land and Building which taxes such income in a different manner than income from sources other than the ownership and operation of income-producing real estate, which is substantively the functional equivalent of a tax on gross rents or leases, but is called by another name; or (e) a tax on gross rents or leases; or (f) a tax on the development of real estate or the construction or improvement of buildings or premises therein. In determining the amount of Taxes for any year, the amount of special assessments to be included shall be limited to the amount of the installment (plus any interest





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payable thereon) of such special assessment required to be paid during such year as if the Landlord had elected to have such special assessment paid over the maximum period of time permitted by law. All references to Taxes "for" a particular year shall be deemed to refer to Taxes levied or assessed for such year without regard to when such Taxes are paid or payable. Taxes shall also include, in the year paid, all fees for consultants and attorneys and all other costs reasonably incurred by Landlord in seeking to obtain a reduction of, or a limit on the increase in, any Taxes, regardless of whether any reduction nor limitation that is obtained. Neither Operating Expenses nor Taxes shall include any inheritance, estate, succession, transfer, gift, franchise, or capital stock tax or any current state or federal income taxes or any income taxes other than those described above. With respect to any taxes which include assessments against income or property not related to the Land or Building, Taxes shall include only that portion of such Taxes which would be payable if the Land and Building and all rights related thereto were the only assets of Landlord. Neither Operating Expenses nor Taxes shall include interest or penalties arising as a result of a late payment, except to the extent such late payment is due to default of Tenant hereunder.
Notwithstanding the foregoing, if the sum of all payments received by Landlord in any Calendar Year from all office tenants for reimbursement of Operating Expenses or the sum of all payments received by Landlord in any Calendar Year from all office and retail tenants for reimbursement for Taxes exceeds the amount of Operating Expenses or Taxes allocable to such Calendar Year, then Tenant's Proportionate Share of Operating Expenses or Taxes, as the case may be, shall be reduced proportionately.

  (4) "Tenant's Proportionate Share" shall mean (a) 2.181% for purposes of determining Taxes (as defined below) payable by Tenant hereunder, such percentage being the percentage calculated by dividing the Rentable Area contained in the Premises, as determined by Landlord and shown on the first page of this Lease, by 3,530,477 rentable square feet (being 95% of the aggregate amount of all office and retail space in the Building), and (b) 2.344% for purposes of determining Operating Expenses payable by Tenant hereunder, such percentage being the percentage calculated by dividing the Rentable Area of the Premises, by 3,284,958 rentable square feet (being 95% of the aggregate amount of all office space in the Building). Tenant's Proportionate Share as defined herein shall be adjusted proportionately if the aggregate amount of office or retail space in the Building is either increased or decreased; provided, however, that in no event shall Tenant's Proportionate Share exceed, as a result of one or more adjustments thereto as specified above, one hundred ten percent (110%) of the respective amounts specified above. Further, if at any time during the Term more than 95% of the aggregate amount of all office and retail space in the Building is subject to leases, then Tenant's Proportionate Share of Taxes shall be recalculated from time to time to replace the denominator thereof with the aggregate amount of all office and retail space in the Building





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subject to leases. If at any time during the Term, more than 95% of the office space in the Building is subject to leases, then Tenant's Proportionate Share of Operating Expenses shall be recalculated from time to time to replace the denominator thereof with the aggregate amount of all office space in the Building subject to leases.

  (5) "Rentable Area" is not measured in accordance with BOMA Standards. Office rentable area includes a portion of public lobbies at the base of the Building and a portion of the mechanical spaces supplying air conditioning and heating to the office section of the Building. The loss factor for the 45th Floor is 11.3% and the loss factor for the 46th Floor is 16.4%. If the Rentable Area of either the Premises or the Building changes in any Calendar Year during the Term of this Lease, or any renewal thereof, such Rentable Areas shall be recomputed in accordance with this Section and all applicable adjustments hereunder shall be made as of the date of each such change. In the event of any dispute over Rentable Areas, the dispute shall be referred to an architect mutually acceptable to both Landlord and Tenant. The fees of the architect shall be borne by Tenant unless the investigation discloses an error in excess of two percent (2%) to the detriment of Tenant in which event Landlord shall bear such fees. Tenant shall make payments during any dispute based on the Rentable Areas reasonably determined by Landlord until resolution of such dispute at which time any necessary adjustments shall be made, and any amounts due to Landlord or Tenant as a result shall be paid within ten (10) days after demand together with interest on such adjusted amount at two percent (2%) over the Prime Rate from the date of overpayment or underpayment.

  B. EXPENSE ADJUSTMENT. Tenant shall pay to Landlord or Landlord's agent as Additional Rent, an amount ("Expense Adjustment Amount") equal to Tenant's Proportionate Share of the amount of Operating Expenses (subject to the cap on such amount described below) incurred with respect to each Calendar Year, plus Tenant's pro rata share of the special allocation of Operating Expenses to the occupied Premises if Section 3C is applicable for such Calendar Year or any portion thereof. The Expense Adjustment Amount with respect to each Calendar Year shall be paid in monthly installments during such Calendar Year in an amount reasonably estimated from time to time by Landlord (but not more than twice with respect to any one Calendar Year) and communicated by written notice to Tenant. Landlord shall cause to be kept books and records showing Operating Expenses in accordance with generally accepted accounting principles consistently applied. Within ninety (90) days following the close of each Calendar Year, Landlord shall cause the amount of the Expense Adjustment Amount for such Calendar Year to be computed based on Operating Expenses (and any special allocation thereof if applicable) for such Calendar Year and shall deliver to Tenant a statement of such amount, certified by an officer or agent of Landlord as true and correct, plus a statement of all





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estimated installments paid by Tenant with respect to such Calendar Year.
Tenant shall pay to Landlord any deficiency shown by such statement within thirty (30) days after receipt of such statement. If the installments paid exceed the amounts due, Landlord shall either credit the excess against payments next due to Landlord from Tenant hereunder or at Tenant's option, and if Tenant is not then in Default hereunder, refund the excess to Tenant. If Tenant is then in Default hereunder, Landlord shall apply the difference first to any delinquent Rent hereunder (including interest thereon) and then to the next succeeding payments of Rent coming due hereunder. The foregoing obligations of Landlord and Tenant shall survive the expiration of the Term. Delay in computation of the Expense Adjustment Amount shall not be deemed a default hereunder or a waiver of Landlord's right to collect the Expense Adjustment Amount.

       Notwithstanding the foregoing, Tenant's Proportionate Share of Operating Expenses hereunder in the Second Lease Year shall not increase by more than three percent (3%) over Tenant's Proportionate Share of Operating Expenses in the First Lease Year. Thereafter, during the first five (5) Lease Years Tenant's Proportionate Share of Operating Expenses shall not increase from one Lease Year to the next by more than three percent (3%) over the amount of the cap on Tenant's Proportionate Share of Operating Expenses by Tenant in the prior Lease Year and during the 6th through 15th Lease Years by more than four percent (4%) over the amount of the cap on Tenant's Proportionate Share of Operating Expenses in the prior Lease Year. For example, if Tenant's Proportionate Share of Operating Expenses in the First Lease Year is $1,000.00, then Tenant's Proportionate Share of Operating Expenses shall be capped at $1,030.00 in the Second Lease Year, at $1,060.90 in the Third Lease Year, at $1,092.73 in the fourth Lease Year, at $1,125.51 in the Fifth Lease Year, $1,170.53 in the Sixth Lease Year etc.

         C. ALLOCATION OF OPERATING EXPENSES. If at any time during the Term less than ninety-five percent (95%) of the then current office space in the Building is occupied, at Landlord's option those components of Operating Expenses which vary with occupancy shall be removed from general Operating Expenses and allocated to the portion of the office space in the Building which is actually occupied and generating such components of Operating Expenses.
Such special allocation shall be made in accordance with generally accepted accounting principles consistently applied and shall be on a pro rata basis over the occupied office space in the Building, based on both the comparative Rentable Areas of the occupied premises and the portion of such Calendar Year during which such premises were occupied. Operating Expenses which do not vary with occupancy, such as public liability insurance and lobby maintenance will continue to be allocated on a pro rata basis over the office space in the Building whether or not occupied and Tenant shall only be responsible for Tenant's Proportionate Share of such Operating Expenses. Operating Expenses which currently vary with





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occupancy are janitorial services, electricity (with respect to lighting) and
HVAC costs.

         D. TAX ADJUSTMENT. Tenant shall pay to Landlord or Landlord's agent as Additional Rent, an amount ("Tax Adjustment Amount") equal to Tenant's Proportionate Share of the amount of Taxes incurred with respect to each Calendar Year. The Tax Adjustment Amount with respect to each Calendar Year shall be paid in monthly installments during such Calendar Year in an amount reasonably estimated from time to time by Landlord (but not more than twice with respect to any Calendar Year) and communicated by written notice to Tenant. If Taxes for any Calendar Year are payable in whole or in part before the end of such Calendar Year, Tenant shall, within thirty (30) days after the written request of Landlord, promptly pay Tenant's Proportionate Share of such payment as a special installment, after deducting installments previously paid by Tenant under this Section 3D for such Calendar Year. Within ninety (90) days following the final payment of Taxes for each Calendar Year, Landlord shall cause the amount of the Tax Adjustment Amount for such Calendar Year to be computed and deliver to Tenant a statement of such amount, certified by an officer or agent of Landlord as being true and correct, plus a statement of all estimated installments paid by Tenant for such Calendar Year. Tenant shall pay to Landlord any deficiency shown by such statement within thirty (30) days after receipt of such statement. If the installments paid exceed the actual amount due, Landlord shall either credit the excess against payment next due to Landlord from Tenant hereunder or at Tenant's option, and if Tenant is not then in Default hereunder, refund the excess to Tenant. If Tenant is then in Default hereunder, Landlord shall apply the difference first to any delinquent Rent hereunder (including interest thereon) and then to the next succeeding payments of Rent coming due hereunder. The amount of any refund of Taxes received by Landlord shall be credited against Taxes for the year in which such refund is received. The foregoing obligations of Landlord and Tenant shall survive the expiration of the Term. Delay in computation of the Tax Adjustment Amount shall not be deemed a default hereunder or a waiver of Landlord's right to collect the Tax Adjustment Amount.

         E. MONTHLY STATEMENTS. It is the current practice of Landlord to send to each tenant a statement of Base Rent and Additional Rent due and payable each month. The failure of Landlord to send any such monthly statement to Tenant shall not relieve Tenant of its obligation to make its scheduled monthly payment of Rent hereunder to Landlord on a timely basis; provided, however that Tenant shall not be required to pay any increase in the monthly installments of Additional Rent hereunder until such time as Landlord provides Tenant with written notice that the amount of such monthly installment has increased.





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         F.      OVERPAYMENT BY TENANT.  Notwithstanding the foregoing, if the sum of all payments received by Landlord in any Calendar Year from all office tenants for reimbursement of Operating Expenses or the sum of all payments received by Landlord in any Calendar Year from all office and retail tenants for reimbursement for Taxes exceeds the amount of Operating Expenses or Taxes allocable to such Calendar Year, then Tenant's Proportionate Share of Operating Expenses or Taxes, as the case may be, shall be reduced proportionately.

         G. BOOKS AND RECORDS. Landlord shall cause to be kept books and records showing Operating Expenses in accordance with generally accepted accounting practices and principles maintained on a consistent basis. Promptly following the close of each Calendar Year, Landlord shall cause a nationally recognized firm of certified public accountants to review its books and records (and to do such other work as may be necessary to enable such firm to give the certificate hereinafter required) and to deliver to Landlord its certificate specifying the amount of Operating Expenses for such Calendar Year, certifying that it has reviewed such books and records and that such books and records have been maintained in accordance with generally accepted accounting principles and practices consistently applied. Such certificate shall include a statement as to Tenant's pro rata share of Operating Expenses which vary with occupancy pursuant to Section 3C. After receipt of such certificate, Landlord shall deliver a copy of such certificate to Tenant and cause the amount of the Expense Adjustment for such Calendar Year to be computed for such Calendar Year as specified in such firm's certificate and Landlord shall deliver to Tenant a statement for the amount of such Expense Adjustment.

         H. INSPECTION OF LANDLORD'S BOOKS AND RECORDS. Tenant, its employees and agents shall have the right, but only once as to any one (1) Calendar Year, to examine copies of Landlord's books and records with respect to Landlord's final year end statement of Operating Expenses for such Calendar Year. Tenant's examination of Landlord's books and records shall occur at the office of the Landlord in Chicago, Illinois during the normal business hours of the Building and following written notice to Landlord which notice must be given within two (2) years after the date that Tenant receives Landlord's final year end statement of Operating Expenses for each such Calendar Year. If Tenant fails to send such notice to Landlord within such two (2) year period, then Tenant will be deemed to have conclusively accepted said final year end statement, absent fraud, and waived its right to audit said books and records. Tenant may make photocopies of the books and records provided Tenant bears the reasonable expense of such copying. Tenant agrees and will cause its accountants, officers, agents, attorneys, representatives and employees to agree in a written certificate in form and content acceptable to Landlord to keep any copies made and any information obtained in such audit strictly confidential and not to disseminate such information in any way other than to such





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other accountants, officers, employees, agents, and representatives of Tenant who need such information in order to evaluate said information and who also agree to keep such information confidential. Tenant shall not have more than three (3) people present at any one time at the site of the audit. Tenant shall complete its review of the books and records at the Landlord's office within ten (10) days after commencing such review. Tenant agrees not to unreasonably interfere with the conduct of Landlord's business while performing such audit. If Tenant does not send a written notice to Landlord of the specific errors which Tenant has discovered in its audit within sixty (60) days after the date that Tenant completes such audit at Landlord's office, then Tenant shall be deemed to have accepted such statement of Operating Expenses and/or Taxes, absent fraud. If Tenant is able to prove as a result of any such audit that Tenant has been overcharged for Operating Expenses and/or Taxes hereunder, then Landlord shall reimburse Tenant for any overpayment made by Tenant promptly upon submission of such proof to Landlord. If such audit discloses that Tenant has been undercharged for Operating Expenses and/or Taxes, then Tenant shall promptly pay Landlord any amount due as a result of said undercharge. If any such audit proves that Tenant has overpaid its Operating Expenses for a Calendar Year by more than three percent (3%) of the total amount paid by Tenant for Operating Expenses for that Calendar Year then Landlord agrees to pay Tenant's reasonable actual out-of-pocket expenses incurred in connection with the audit of Tenant's books and records for that Calendar Year upon submission of reasonable back up documentation of such expenses.

        4.      USE OF THE PREMISES

        A. RESERVED AREAS. This Lease does not give Tenant any right to use, and Landlord hereby excludes and reserves for its sole and exclusive use, the following areas in and about the Premises: janitor closets, stairways and stairwells (except for emergency use of public stairwells and the use of the stairwell described in Section 4E below), fan, mechanical, electrical, telephone and similar rooms (other than those installed for Tenant's exclusive use or to the extent Tenant reasonably needs access thereto and use thereof and receives Landlord's prior approval for such access); elevator, pipe and other vertical shafts, flues and ducts except to the extent, if any, otherwise authorized as part of Tenant's Work pursuant to the Work Letter; all areas above the acoustical ceiling and below the finished floor covering installed in the Premises; all other structural or mechanical elements serving other areas of the Building; and all subterranean, mineral, air, light and view rights. Notwithstanding the foregoing, Tenant shall have the right to use all common areas of the Building to the extent that such common areas are available to all other tenants of the Building without charge and where applicable, the public, including without limitation, the common elevators, plaza areas, public lobbies, public stairways, and common hallways and and common washrooms subject to reasonable restrictions for security. Tenant shall have access to the loading docks and receiving areas as set forth in Section 6 below.

         B. PERMITTED USE. Tenant shall use and occupy the Premises for general office use which may include, without limitation, the operation of a retail investment brokerage firm.

        C. COMPLIANCE WITH LAWS. Tenant shall not knowingly use or permit the use of any part of the Premises for any purpose prohibited by law. Tenant shall, at its sole expense, comply with and conform to all of the requirements of all governmental authorities having jurisdiction over the Building which relate in any way to the condition, use and occupancy of the Premises throughout the entire Term of this Lease other than those requirements relating to the structural components of the Building and the heating, ventilating, air-conditioning, electrical, plumbing, fire protection and life safety systems serving the Building (collectively, "Building Systems"); provided, however, Landlord shall be responsible for ensuring that all structural components of the Building and any and all components of Building Systems contained in the Premises comply with all such ordinances and laws unless Tenant has caused any violation thereof. By way of example and not by way of limitation, Tenant will be deemed to have caused any violation of a requirement of a governmental authority which violation is the result of any construction or alteration to the Premises [other than the Landlord's Work (as described in the Work Letter)] including work which is made by Landlord at the request or direction of Tenant. Notwithstanding the foregoing, if Tenant submits plans for any improvements to the Premises to Landlord for Landlord's prior approval in form and content acceptable to Landlord and Landlord approves such plans and such improvements are constructed substantially in accordance with the plans approved by Landlord and the improvements as constructed violate applicable law in effect as of the date that Landlord approved such plans and the condition causing such violation was disclosed in the plans submitted to Landlord for approval, then Tenant shall be responsible for such violation, however, Tenant shall not be in Default hereunder so long as Tenant cures such matter within a reasonable period of time after having notice of such condition. Without limitation of the foregoing, Tenant covenants and agrees not to knowingly bring into the Premises or to use, store, treat or dispose, or permit the use, storage, treatment or disposal, in the Premises of (1) any hazardous substance or regulated materials as defined under any present or future federal, state or local law, rule or regulation or (2) any explosives or any flammable substances, including, but not limited to, gasoline, liquefied petroleum gas, turpentine, kerosene and naphtha (the substances and materials referred to in clauses (1) and (2) hereof are collectively referred to herein as "Hazardous Materials"); except that Tenant shall have the right to bring Hazardous Materials into the Premises on the condition that the Hazardous Materials are those typically used in offices and Tenant complies with all applicable laws, rules, regulations and ordinances governing the use and the disposal of the Hazardous Materials and provided further that Tenant complies with all instructions on the product container labels. The knowledge of Tenant's officers, employees, agents, affiliates, contractors, subcontractors and material suppliers shall be imputed to Tenant in determining whether Tenant had knowledge of a matter.

         D. ENVIRONMENTAL DISCLOSURE. Tenant, from time to time, upon not less than 10 days prior written request by Landlord, will provide Landlord with such information in Tenant's possession which Landlord may reasonably request regarding Tenant's operations in the Premises (including, without limitation, whether or not, to the knowledge of Tenant, such operations involve the generation, transportation, storage, treatment or disposal of Hazardous Materials) and shall reasonably cooperate with Landlord in the event Landlord is required to prepare an Environmental Disclosure Document pursuant to the provisions of the Illinois Responsible Property Transfer Act of 1988 or any government rules or regulations issued pursuant thereto or in connection therewith or in connection with any other federal, state or local laws, rules or regulations. Landlord agrees to reimburse Tenant for Tenant's reasonable bona fide out-of-pocket costs in so cooperating with Landlord.

         E. INTERIOR FIRE STAIRWELL. Subject to the provisions of Section 4A hereof, Landlord grants Tenant the non-exclusive right to use during the Term of this Lease (at no cost to Tenant) the interior fire stairwells identified as Stairwell Nos. 1 & 2 on Exhibit "A" for access between the floors comprising the Premises and for no other purpose (other than for emergency evacuations) and in connection therewith, Tenant shall have the right, as part of Tenant's Work, to improve the portion of said stairwell between the respective floors of the Premises in accordance with the terms of the Work Letter and on the condition that such improvements do not interfere with the use of said stairwell for its intended purpose by the other occupants of the Building or cause the stairwell to be in violation of any applicable laws, rules, regulations or ordinances and comply with Building Standard key card access control locking devices and life safety.

         F. HAZARDOUS MATERIALS INDEMNIFICATION. Landlord agrees to indemnify, defend and hold Tenant and its officers, employees and agents harmless from any claims, judgments, damages, fines, penalties, costs, liabilities (including sums paid in settlement of claims) or losses, including the reasonable fees of attorneys and consultants, which arise during the Term of this Lease in connection with the identification, presence, encapsulation, removal or disposal of asbestos in the Building or the presence of any other Hazardous Materials in or about the Building or in connection with the unlawful use, storage or disposal of any Hazardous Materials to the extent that such asbestos or Hazardous Materials were caused to be placed in the Building by Landlord.

         5.      POSSESSION

         A. Possession of the Premises shall be tendered to Tenant by Landlord on the date that this Lease is executed by both Landlord and Tenant subject to Landlord completing the Concurrent Work (as defined in the Tenant Work Letter attached hereto as Exhibit C). Tenant may commence to occupy the Premises as of the date of full execution of this Lease in order to commence the Tenant's Work. Tenant shall not be obligated to pay Rent until the Commencement Date.

         B. Tenant has inspected the Premises and acknowledges that the Premises are in Base Building Condition (as described in the Tenant Work Letter) other than for the Concurrent Work. The Tenant's taking possession of any portion of the Premises shall be conclusive evidence that such portion of the Premises was in good order and satisfactory condition when the Tenant took possession, subject to latent defects not readily discovered by Tenant, "punch list" items and a one (1) year warranty described below. No promise of the Landlord to construct, alter, remodel or improve the Premises or the Building and no representation by Landlord or its agents respecting the condition of the Premises or the Building have been made to Tenant or relied upon by Tenant other than as may be contained in this Lease.

Landlord agrees to warrant the construction of the Landlord's Work for a period of one year from the date of substantial completion of the Concurrent Work or as to any repairs made pursuant to such warranty one (1) year from the date of such repair.

         C. Under no circumstances shall the occurrence of any of the events described in this Section 5 be deemed to accelerate or defer the Termination Date.

         6.      SERVICES

         A. LIST OF SERVICES. Landlord shall provide the following services on all days during the Term, except Sundays and holidays, unless otherwise stated:

                 (1) Landlord will provide, install, maintain and operate the system of distribution ducts, supply registers and diffusers, return grilles and associated fixtures to provide in the Premises as partitioned in accordance with the Plans (as defined in the Tenant Work Letter) heating and air conditioning with capacity to produce the following results effective under normal business operation, Monday through Friday, during the period from 8 a.m. to 6 p.m., and on any Saturday which is not a holiday (a list of current Building holidays is attached hereto as Exhibit "I" and made a part hereof) during the period from 8 a.m. to 1 p.m. heating capable of maintaining inside space conditions of not less than 72 degrees fahrenheit when the outside air temperature ranges from not less than -10 degrees Fahrenheit to not more than 65 degrees fahrenheit; air conditioning capable of maintaining inside space conditions of 78 degrees fahrenheit dry bulb and 50% relative humidity when outside conditions are 92 degrees fahrenheit dry bulb and 75 degrees fahrenheit wet bulb. The foregoing is based upon occupancy density of not more than one (1) person per hundred
(100) square feet of floor area, and a maximum electric lighting and office machine load of five (5) watts per square foot of floor area.

         Landlord agrees to provide and Tenant will pay for all heating and air conditioning requested and furnished prior to or following such hours at rates to be established from time to time by Landlord, which rates shall be reflective of the actual cost to Landlord of furnishing the same, including overhead but not profit. Landlord's obligations with respect to heating and air conditioning are subject to all governmental rules, regulations and guidelines applicable thereto. Wherever heat generating machines or equipment are used by Tenant in the Premises, which affect the temperature otherwise maintained by the air-cooling system, or where the configuration of such equipment and the placement of same creates a per square foot heat load above what would be considered normal for office use, Landlord reserves the right to install supplementary air-conditioning units in the Premises and the expense of installation, operation and maintenance of any such supplementary units shall be paid by Tenant to Landlord as Additional Rent. Landlord agrees to inform Tenant at the time that Landlord approves the Plans whether Landlord reasonably believes that the construction of the Tenant's Work (as defined in the Work Letter) and the use thereof by Tenant as represented by Tenant to Landlord will cause such supplementary units to be necessary.

                 (2) Electricity solely for the lighting fixtures in the Premises of up to two (2) watts per square foot of usable area within the Premises, together with adequate electrical wiring and facilities for standard building lighting fixtures and for Tenant's incidental uses. All electricity used in the Premises other than for lighting fixtures shall be separately metered by a meter or meters to be installed at Landlord's expense. Tenant agrees to pay for such electricity directly to the utility providing such electricity. Tenant shall bear the cost of providing all light fixtures and
replacement of all lamps, tubes, ballasts and   lighting fixtures.  With
respect to such incidental uses, adequate electrical wiring and facilities will be furnished up to the meter in the Premises by Landlord, provided that (a) the connected electrical load of the incidental use equipment does not exceed an average of three (3) watts per square foot of usable area within the Premises;
(b) the electricity so furnished for incidental uses will be at a nominal 120 volts; and (c) such electricity will be used only for equipment and accessories normal to office usage, such as typewriters, calculating machines, personal computers and printers, telecopiers, photo-copying machines and other machines all of which have similar low electrical consumption (120 volts). If Tenant's requirements for electricity for incidental uses are in excess of those set forth in the preceding sentence, the Landlord reserves the right to require Tenant to install the conduit, wiring and other equipment necessary to supply electricity for such excess incidental use requirements at the Tenant's expense by arrangement with Commonwealth Edison Company or another approved local utility. If Tenant's actual usage of electricity for overhead lighting exceeds two (2) watts per square foot, then Landlord may charge and collect from Tenant a reasonable fee for such excess usage, the amount of such fee is to be determined by Landlord, which fee will be reflective of Landlord's actual cost, including overhead, but not profit. With respect to electricity for lighting, electricity for 260 hours of lighting per month will be provided without extra charge. Landlord currently provides 240 hours of lighting per month scheduled Monday through Friday. Tenant shall be billed monthly for all overtime hours of lighting in excess of 260 hours per month, which bill shall be reflective of the actual cost to Landlord including overhead, but not profit.

                 (3) City water from the regular Building outlets for drinking, lavatory and toilet purposes and upon execution by Landlord and Tenant of the "Condenser Water Addendum" attached hereto as Exhibit D, Tenant shall be furnished with supplemental condenser water as therein provided. When Landlord approves the Plans set forth in the Tenant Work Letter, Landlord agrees to tell Tenant if the improvements disclosed in the Plans will require additional condenser water. Tenant acknowledges that matters not disclosed in the Plans may necessitate the use of condenser water.

                 (4) Janitorial services as generally provided in first class office buildings in downtown Chicago, including, without limitation, those services described on Exhibit H attached hereto and made a part hereof.

                 (5) Window washing of the inside and outside of those windows in the Building's perimeter walls which are situated in the Premises, at intervals to be determined by Landlord, but in no event less than two (2) times per Calendar Year inside and four (4) times per Calendar Year outside.

                 (6) Adequate automatic passenger elevator service to the Premises 24 hours per day.

                 (7) Freight elevator services, Monday through Friday only, from 7 a.m. to 5 p.m. from the first lower level of the Building to the level on which the Premises are located, subject to reasonable scheduling by Landlord. The use of freight elevators shall be subject to reasonable regulations promulgated by Landlord from time to time. Landlord agrees to use reasonable efforts to allocate freight elevator services and loading dock and receiving room services to Tenant on a priority basis during Tenant's initial move into the Premises, at no cost to Tenant during regular Building hours, provided that Tenant gives

Landlord at least one (1) week's written notice of its move-in schedule.

                 (8) Except as provided in Subsection 7 above, receiving room and loading dock services, on any Monday through Friday which is not a Holiday, from 8 a.m. to 4 p.m., subject to reasonable scheduling by Landlord. The use of the receiving room and loading dock shall be subject to reasonable regulations promulgated by Landlord from time to time.

                 (9) Maintenance of public and common areas of the Land and Building consistent with the operation of a first-class building in Chicago, Illinois.

                 (10) Such other services as are customarily furnished generally to tenants by landlords of first-class office buildings in Chicago, Illinois, provided, that Landlord shall not be required to make capital expenditures to provide such services.

                 (11) Security services and life safety systems in the common areas of the Building consistent with the operation of a first-class office building in Chicago, Illinois.

                 (12) Landlord agrees to list Tenant and Tenant's officers, managers and account executives who have offices in the Premises in the Building Directory located on the first (1st) floor of the Building.

                 (13) Landlord agrees to cause the Building to be managed in a manner consistent with other first class office buildings in downtown Chicago.

         B.      INTERRUPTION OF SERVICES.  Except as provided below in this
Section 6B and except for the limited abatement of Rent upon a fire or casualty described in Section 11, Tenant agrees that Landlord shall not be liable in damages, by abatement of Rent or otherwise, for failure to furnish or delay in furnishing any service, or for any diminution in the quality or quantity thereof, when such failure or delay or diminution is occasioned, in whole or in part, by repairs, renewals, or improvements, by any strike, lockout or other labor trouble, by inability to secure electricity, gas or other fuel, or water, at the Building after reasonable effort so to do, by any accident or casualty whatsoever, by act or default of Tenant or other parties, or by any cause beyond Landlord's reasonable control. Except in cases of emergency, Landlord shall give Tenant reasonable prior notice of any delay or diminution in any service and shall use reasonable efforts to minimize any inconvenience to Tenant where such delay or diminution is the result of Landlord's voluntary actions. Except as set forth below in this Section 6B, such failures or delays or diminution shall never be deemed to constitute an eviction or disturbance of Tenant's use and possession of the Premises or relieve Tenant from paying Rent or performing any of its obligations under this Lease.

         If Landlord ceases to furnish any of the services referred to in this
Section 6 or such services are interrupted, and if (i) such cessation does not arise as a result of a willful act or omission of Tenant, (ii) as a result of such cessation, the Premises or any material portion thereof is rendered untenantable (meaning a lack of elevator access or Tenant's inability to use the Premises or such material portion thereof in the normal course of its business) and Tenant in fact so ceases to use the Premises or such material portion thereof for the normal conduct of its business, and (iii) such cessation continues for a period of more than three (3) consecutive business days, then the Rent payable hereunder shall be equitably abated from the date the services ceased based upon the percentage of the space in the Premises so rendered untenantable and not being used by Tenant as a result thereof. A portion of the Premises will be deemed to be "untenantable" under this Section 6B if Tenant is unable to operate its business therein as a result of the interruption of service involved. If Subsections (i) through (iii) above are present, but Tenant continues to use a material portion of the Premises for the normal conduct of its business despite the fact that the interruption of services has had a materially adverse effect on the use of the Premises by Tenant, then the Rent payable hereunder shall be equitably abated based upon fifty percent 50% of the percentage of the space in the Premises so rendered untenantable but still used by Tenant plus the percentage of space rendered untenantable but not used by Tenant. The foregoing abatements of Rent shall become effective as of the date that the Premises or such material portion thereof becomes untenantable and/or Tenant ceases to use such space for the normal conduct of its business and shall continue until either service is restored or the Lease is terminated or Landlord delivers Comparable Space (as defined below) to Tenant ready for occupancy by Tenant. If such services are so interrupted as set forth in Subsections (i) through (iii) (not as a result of an act or omission of Tenant), and at least fifty percent (50%) of the Premises then occupied by Tenant is rendered untenantable for a period of ninety (90) consecutive days (to be extended to 150 consecutive days if such cessation is caused as a result of a matter or condition affecting two (2) or more city blocks such as a city-wide power outage), and Landlord is unable to substitute Comparable Space in the Building or in a first class office building in downtown Chicago for the Premises ("Comparable Space" shall be space in the Building or in a first class office building in downtown Chicago which is comparable to the Premises in the size and layout), then Tenant may terminate this Lease upon written notice to Landlord received by Landlord after the expiration of such ninety (90) (or 150, as the case may be) day period and prior to Landlord restoring such service or delivering such substitute space.

         C. CHARGES FOR SERVICES. Charges for any service for which Tenant is required to pay, from time to time hereunder, including but not limited to after hours hoisting services or after hours heating or air conditioning shall be due and payable at the same time as the installment of Rent with which they are billed, or if billed separately, shall be due and payable within twenty (20) days after such billing. Landlord shall bill Tenant for such services at Landlord's actual cost including overhead but not profit.

         D. ENERGY/NATURAL RESOURCES CONSERVATION. Notwithstanding anything to the contrary in this Section 6 or elsewhere in this Lease, Landlord shall have the right to institute such policies, programs and measures on a Building - wide basis as may be reasonably necessary for the conservation, recycling and/or preservation of energy and natural resources or energy or natural resource related services, or as may be required to comply with any applicable codes, rules and regulations. In the event Landlord institutes a program for conservation, recycling and/or preservation of energy on a Building-wide basis, which is not required by law, then Tenant shall not be required to participate in such program if such participation shall materially increase the cost to Tenant of operating its business from the Premises or materially impair Tenant's use of the Premises. Tenant agrees to comply with any other voluntary policies, programs or measures provided that a majority of the office tenants in the Building agree to comply therewith.

         E.      BILLING FOR ELECTRICITY

          (1) SEPARATE METERING. Tenant shall pay for the use of the electrical service to the Premises for incidental uses as described above (excluding electrical services which are included in Operating Expenses) directly to the utility company supplying electricity to the Premises based upon separate metering and billing. Tenant shall be billed directly by such utility company and Tenant agrees to pay each bill promptly in accordance with its terms. In the event that for any reason Tenant cannot be billed directly, Landlord shall forward to Tenant each bill received by it with respect to such electrical usage in the Premises and Tenant shall pay it promptly in accordance with its terms.

          (2) LACK OF SEPARATE METERING. If Tenant's incidental uses of electricity in the Premises cannot be separately metered for any reason, Tenant shall pay Landlord as Additional Rent, in monthly installments at the time prescribed for monthly installments of Rent, an amount, as reasonably estimated by Landlord from time to time (which estimate shall be based on a survey reasonably acceptable to Tenant), which Tenant would pay for such electricity if the same were separately metered to the Premises by the local electric utility company and billed to Tenant at such utility company's then current rates.

         7.      REPAIRS/MAINTENANCE

         A. Tenant will, at Tenant's own expense, keep the Premises in good order, repair and condition at all times during the Term, subject to reasonable wear and tear and damage by fire or other insured casualty (provided, however, if such damage is caused by Tenant and despite the fact that the required insurance policies with waivers of subrogation may have been obtained, the insurance company has no legal obligation to pay for the damage due to no fault of Landlord, then Tenant shall be responsible for the damage) and except as otherwise specified in Sections 11 or 12 hereof, Tenant shall promptly and adequately repair all damage to the Premises and replace or repair all damaged or broken fixtures and appurtenances included in the Premises, under the supervision and subject to the reasonable approval of the Landlord, and within any reasonable period of time specified by the Landlord. If Tenant does not do so, Landlord may, but need not, make such repairs and replacements, and Tenant shall pay Landlord the reasonable bona fide out-of-pocket cost thereof plus a coordination fee payable to Landlord in connection with each such repair and or replacement equal to five percent (5%) of the actual total cost of any such repair and/or replacement. Tenant shall pay such costs and fee within twenty (20) days after being billed therefor. Tenant shall not be billed for any coordination fee if the work in question is performed by employees of Landlord whose salaries are included in Operating Expenses and the work is performed by such employees within the scope of their employment at no additional charge to Landlord. Landlord covenants and agrees to use reasonable efforts to have such work performed by employees of Landlord. Landlord may, but shall not be required to, enter the Premises at all reasonable times to make such repairs, alterations, improvements, installations and additions to the Premises or to the Building or to any equipment located in the Building as Landlord shall desire or deem necessary or as Landlord may be required to do by governmental authority or court order or decree; provided, however, that Landlord shall use reasonable efforts not to materially interfere with Tenant's business operations when making such repairs, alterations, improvements, installations and additions. If such repairs, alterations, improvements, installations, or additions will materially interfere with Tenant's business, Landlord agrees to perform such work after normal business hours at Tenant's cost if Landlord is performing work which is otherwise the obligation of Tenant under this Lease and at Landlord's cost if such work is work which is Landlord's obligation under this Lease. Except when repairs are needed in the case of a bona fide emergency, Landlord shall give Tenant not less than three
(3) business days verbal notice of the date Landlord intends to commence such work in the Premises.

         B. Landlord shall keep and maintain the Building structure, and lavatories and toilets on each floor of the Premises the common areas of the Building and all Building Systems including, without limitation, the plumbing, heating, ventilating, air conditioning, and sprinkler systems, in good working order, condition and repair and in compliance with all applicable governmental laws, ordinances, rules and regulations. Landlord shall undertake such maintenance as and when needed (all of which costs are included in Operating Expenses). In the event that Tenant provides written notice to Landlord of the need for any maintenance or repairs to the common areas or the Building systems that materially and adversely affect Tenant's use of the Premises, Landlord shall undertake such maintenance or repairs within thirty (30) days after receipt of such notice, or as soon as possible if the repair involves a hazardous condition. In the event that Landlord fails to undertake such maintenance or repairs within such period, Landlord shall be liable for any actual damages or injury sustained by Tenant as a result of such condition. Notwithstanding the foregoing, Landlord shall have no liability to Tenant for any such matter caused by the negligence or intentional act of Tenant or Tenant's contractor, subcontractors, agents, employees, principals, partners, clients or invitees and Tenant shall be liable for all such matters.

         8.      ADDITIONS AND ALTERATIONS

         A. After completion of Tenant's Work, Tenant shall not, without the prior written consent of Landlord, make any alterations, improvements, installations or additions to the Premises, which shall include, without limitation, installation of telephone, computer or internal sound or paging systems or other similar systems or the performance of any decorating, painting or other similar work in the Premises; provided, however Tenant shall not be required to obtain Landlord's consent to alterations, improvements, installations or additions which cost less than $10,000.00 and do not affect the Building systems or Building structure or the safety of the Building or its occupants. Landlord's consent shall not be unreasonably withheld so long as such alterations, improvements, installations and additions are consistent with the permitted uses of the Premises set forth in Section 4B hereof and do not adversely affect the mechanical, electrical, plumbing, HVAC or structural components or common systems of the Building. Landlord agrees not to withhold its consent so long as such alterations, improvements, installations and additions (1) are consistent with the permitted uses of the Premises set forth in Section 4B hereof, (2) do not adversely affect the mechanical, electrical, structural or life safety systems of the Building, (3) are in compliance with all applicable laws and other governmental or insurance company rules and regulations, and (4) are not in conflict in any respect with Landlord's own contracts, contractor or union agreements; provided that Landlord shall notify Tenant of the relevant provisions of all such contracts and agreements. If Landlord consents to said alterations, improvements, installations or additions, it may impose such reasonable conditions with respect thereto as Landlord deems appropriate, including, without limitation, requiring Tenant to furnish Landlord with reasonable security for the payment of all costs to be incurred in connection with such work, insurance against liabilities which may arise out of such work, plans and specifications plus permits necessary for such work and, following completion, "as-built" drawings showing the actual location of said alterations, improvements, installations and additions (however, Landlord cannot require removal of any such items except pursuant to Section 8B below). The work necessary to make any alterations, improvements, installations or additions to the Premises, whether prior to or subsequent to the Commencement Date shall be done at Tenant's expense (except for the Landlord's Work) by employees of, or contractors hired by, Landlord (except for the Tenant's Work). Tenant shall promptly pay to Landlord or the Tenant's contractors, as the case may be, when due, the reasonable bona fide out-of-pocket cost of all such work plus, in all cases other than decorating or redecorating, a coordination fee payable to Landlord in connection with each such improvement, installation, alteration and/or addition equal to five percent (5%) of the actual total cost of any such improvement, installation, alteration and/or addition in excess of $10,000. Tenant shall pay such costs and fee within twenty (20) days after being billed therefor.

         B. All alterations, improvements, installations and additions to the Premises, whether temporary or permanent in character, made or paid for by Landlord or Tenant, shall without compensation to Tenant become Landlord's property at the termination of this Lease by lapse of time or otherwise and shall be relinquished to Landlord in good condition, ordinary wear and tear and damage by fire and other insured casualty (provided, however, if such damage is caused by Tenant and despite the fact that the required insurance policies with waivers of subrogation may have been obtained, the insurance company has no legal obligation to pay for the damage due to no fault of Landlord, then Tenant shall be responsible for the damage) excepted and Tenant shall have no obligation to remove such items upon the termination of this Lease or expiration of the Term. Notwithstanding the foregoing, Tenant acknowledges that Landlord may condition its consent to major alterations to the Premises, such as the installation of interior stairways, upon Tenant removing and restoring such alterations upon the termination of this Lease or expiration of the Term.

         9.      COVENANT AGAINST LIENS

         Tenant has no authority or power to cause or permit any lien or encumbrance of any kind whatsoever, whether created by act of Tenant, operation of law or otherwise, to attach to or be placed upon Landlord's title or interest in the Land, Building or Premises, and any and all liens and encumbrances created by Tenant shall attach to Tenant's interest only. Tenant covenants





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



and agrees not to suffer or permit any lien of mechanics or materialmen or others to be placed against the Land, Building or the Premises with respect to work or services claimed to have been performed for or materials claimed to have been furnished to Tenant or the Premises by Tenant or a contractor hired by Tenant or any subcontractor or material supplier hired by a contractor hired by Tenant and, in case of any such lien attaching, or claim thereof being asserted, Tenant covenants and agrees to cause it to be released and removed of record within thirty (30) days of Tenant having knowledge thereof or to be insured against by a title insurer or bonded by a surety reasonably satisfactory to Landlord and all mortgage lenders having an interest in the Land or the Building. Such insurance or bond must cover all costs of defense and all interest payable pursuant to such lien and Tenant must diligently contest the lien and ultimately pay the amount of any judgment and cause the release the lien prior to foreclosure. In the event that such lien is not released and removed insured over or bonded over as provided above, Landlord, after notice to Tenant, at its sole option, may take all action necessary to release and remove such lien (without any duty to investigate the validity thereof) and Tenant shall promptly upon notice reimburse Landlord for all sums, costs and expenses (including reasonable attorney's fees) incurred by Landlord in connection with such lien.

         10.     INSURANCE

         A. WAIVER OF SUBROGATION. To the extent not prohibited by applicable law Landlord and Tenant each hereby waive any and every claim for recovery from the other for any and all loss of or damage to the Building or Premises or to the contents thereof, which loss or damage is covered by valid and collectible physical damage insurance policies or would have been covered had the insurance policies required by this Lease been in force, to the extent that such loss or damage is recoverable or would have been recoverable under such insurance policies. Inasmuch as this mutual waiver will preclude the assignment of any such claim by subrogation (or otherwise) to an insurance company (or any other person), Landlord and Tenant each agree to give to each insurance company which has issued, or in the future may issue, to its policies of physical damage insurance, written notice of the terms of this mutual waiver, and to have said insurance policies properly endorsed, if necessary, to prevent the invalidation of said insurance coverage by reason of said waiver. In the event that either party is unable to obtain such an endorsement to its insurance policies without paying a materially higher insurance premium, then such party shall give written notice to the other party in which it shall elect not to provide such endorsement and stating the increase in the cost of such insurance premium and thereafter shall provide the other party with any other information regarding such insurance as such other party shall reasonably request. Such other party shall have the option of paying the increased cost of the insurance policy in order to obtain such endorsement dealing with waiver of subrogation. If one party so elects not to provide such endorsement then the other party shall have no obligation to provide said endorsement on its own insurance policy for the benefit of the party electing not to provide said endorsement.

         B. COVERAGE. Tenant shall purchase and maintain insurance during the entire Term (and any period before or after the Term that Tenant has possession of the Premises) for the benefit of Tenant and Landlord (as their interest may appear) with terms, coverages and in companies reasonably satisfactory to Landlord, and with such increases in limits as Landlord may from time to time reasonably request upon sixty (60) days written notice to Tenant, which coverage shall be consistent with requirements of other first class office buildings in downtown Chicago, but initially Tenant shall maintain the following coverages in the following amounts:

                 (1) Commercial General Liability Insurance naming Landlord, Sears, Roebuck and Co., Landlord's management, leasing and redevelopment agents and any mortgagees designated by Landlord as additional insureds with coverage for premises/operations, personal and advertising injury, products/completed operations and contractual liability with combined single limits of liability of not less than $3,000,000.00 per occurrence for bodily injury and property damage arising out of Tenant's operations.

         The foregoing insurance requirements may be satisfied in part by maintaining umbrella coverage so long as the sum of the primary coverage and umbrella coverage is not less than the coverage required above.

                 (2) Physical Damage Insurance covering the Tenant's Work and all other tenant improvements in the Premises, office furniture, trade fixtures, office equipment, merchandise and all other items of Tenant's property on the Premises, which insurance shall, with respect only to the Tenant's Work and other tenant improvements, name Landlord, Sears, Roebuck and Co., Landlord's management, leasing and redevelopment agents and any mortgagees designated by Landlord. Such insurance shall be written on an "all risks" of physical loss or damage basis, including, but not limited to the perils or fire, extended coverage, windstorm, vandalism, malicious mischief and sprinkler leakage, for the full replacement cost value of the covered items and in amounts that meet any co-insurance clause of the policies of insurance and shall contain a commercially reasonable deductible amount.

                 (3) Host Liquor Insurance, on a case-by-case basis, naming Landlord, Sears, Roebuck and Co., Landlord's management, leasing and redevelopment agents and any mortgagees designated by Landlord as additional insureds covering any liability that might arise from the provision or use of alcoholic beverages by Tenant on the Premises in an amount reasonably satisfactory to Landlord from time to time in light of statutory limits.

                 (4) Workers' Compensation Insurance covering all costs, statutory benefits and liabilities under State Workers' Compensation and similar laws for the employees of Tenant, and Employers' Liability Insurance with limits of not less than $500,000.00 per accident or disease.

         Tenant shall, prior to the commencement of the Term and from time to time during the term upon thirty (30) days written notice from Landlord furnish to Landlord certificates evidencing such coverage, which certificates shall state that such insurance coverage may not be changed or canceled without at least ten days prior written notice to Landlord and Tenant.

         Landlord shall have no right or interest in the proceeds of any physical damage insurance on the personal property owned by Tenant and located in the Premises. Tenant shall be entitled to all insurance proceeds relating to such personal property and shall have the right to deal with all insurance claims relating thereto.

                 C. AVOID ACTION INCREASING RATES. Landlord and Tenant shall comply with all applicable laws and ordinances, all orders and decrees of court and all requirements of other governmental authorities, and shall not, directly or indirectly, make any use of the Premises or the Building which may thereby be prohibited or be dangerous to person or property or which may jeopardize any insurance coverage required hereunder or may increase the cost of insurance or require additional insurance coverage. If by reason of the failure of Tenant to comply with the provisions of this Section 10C after written notice and expiration of cure periods under such Section 22 hereof (1) any insurance coverage is jeopardized or (2) insurance premiums are increased, then (i) Landlord shall have the right to enjoin the use which is jeopardizing the insurance coverage and (ii) if an insurance premium is increased, Tenant shall be required to make immediate payment of the increase in such premium.

         D. INSURANCE MAINTAINED BY LANDLORD. Landlord agrees to maintain fire and extended coverage insurance insuring the Building, in commercially
reasonable amounts and coverages.   At the Commencement Date, Landlord will
maintain at least the following insurance:

                 (i) Physical Damage Insurance upon the Building and Landlord's personal property and equipment contained therein, to include those perils generally covered on an "All-Risks" Causes of Loss - Special Form, including fire, extended coverages, windstorm, vandalism, malicious mischief, and sprinkler leakage, in an amount equal to at least eighty percent (80%) of the full replacement cost;

                 (ii) Commercial General Liability Insurance covering Landlord's operations on the premises, products/completed operations, contractual liability, personal and advertising injury liability with combined single limits of at least $5,000,000.00 per occurrence for death, bodily injury or property damage; and

                 (iii) Workers' Compensation Insurance covering all costs, statutory benefits and liabilities under State Workers' Compensation and similar laws for the employees of Landlord, and Employers' Landlord Insurance with limits of not less than $500,000.00 per accident or disease.

         11.     FIRE OR CASUALTY

         A. Section 7 hereof notwithstanding, if the Premises or the Building (including machinery or equipment used in its operation) shall be damaged by fire or other casualty and if such damage does not cause a termination of this Lease as described in the following sentences, then Landlord shall repair and restore the same with reasonable promptness, subject to reasonable delays for insurance adjustments and delays caused by matters beyond Landlord's reasonable control, but Landlord shall not be obligated to expend therefor an amount in excess of the proceeds of insurance recovered with respect thereto, plus any deductible amount (provided, however, that any deductible shall be included in Operating Expenses); provided, however, such limitation shall not be applicable in the event that Landlord is self-insured. If in Landlord's estimate the Premises cannot be restored within 180 days from the date of such fire or casualty, then Landlord shall give notice to Tenant of such estimate within forty-five (45) days after such fire or casualty. Tenant may elect in writing within ninety (90) days following the date of such notice from Landlord to terminate this Lease effective as of the date of the casualty. If any such damage (1) renders substantially all of the floors in the 7 floor elevator bank in which the Premises are located untenantable, or (2) renders general Building systems inoperable and such systems cannot be repaired in Landlord's reasonable estimate within 180 days from the date of such damage, or
(3) occurs within the last two (2) Lease Years, Landlord shall have the right to terminate this Lease as of the date of such damage upon giving written notice to the Tenant at any time within ninety (90) days after the date of such damage. If there is damage to the Premises as a result of fire and other casualty within the last two (2) Lease Years and Landlord does not reasonably believe that it can repair such damage within 180 days of the date of such casualty then Tenant may terminate this Lease by written notice to Landlord. Landlord shall have no liability to Tenant, and Tenant shall not be entitled to terminate this Lease, by virtue of any delays in completion of such repairs and restoration which delays are beyond Landlord's reasonable control. Rent, however, shall abate on those portions of the Premises as are, from time to time, untenantable or inaccessible as a result of such damage from the date of the casualty.

         B. Notwithstanding anything to the contrary herein set forth, Landlord shall have no duty pursuant to this Section 11 to repair or restore any portion of the Tenant's Work or any other alterations, additions, installations or improvements in the Premises or the decorations thereto except to the extent that the proceeds of the Allowance were used to initially construct such items. Landlord shall not be required to restore or repair any personal property owned by Tenant or other property to the extent that Tenant receives the insurance proceeds for such property. Landlord shall not be required to perform any such work if the damage would be covered by insurance which Tenant is required to maintain hereunder and Tenant failed to maintain such insurance or if such insurance carrier refuses to pay said claim for any reason other than the fault of Landlord. If Tenant desires any other or additional repairs or restoration, and if Landlord consents thereto, the same shall be done at Tenant's sole cost and expense subject to all of the provisions of Sections 7 and 8 hereof except that Landlord shall receive a one percent (1%) coordination fee rather than a five percent (5%) fee pursuant to Sections 7 and 8. Tenant acknowledges that Landlord shall be entitled to the full proceeds of any insurance coverage, whether carried by Landlord or Tenant, for damage to the Tenant's Work or any other alterations, additions, installations, improvements or decorations which would become Landlord's property upon the termination of this Lease, unless Tenant is actually doing the work repairing or replacing the damaged item in which case Tenant shall be entitled to use the insurance proceeds to repair or replace such item.

         12.     WAIVER OF CLAIMS - INDEMNIFICATION

         A. To the extent not prohibited by law, Landlord and its partners, affiliates, officers, agents, servants and employees shall not be liable for any damage either to person, property or business or resulting from the loss of use thereof sustained by Tenant or by other persons due to the Building or any part thereof or any appurtenances thereto becoming out of repair, or due to the happening of any accident or event in or about the Building, including the Premises, or due to any act or neglect of any tenant or occupant of the Building or of any other person, unless caused by the negligence or willful misconduct of Landlord or its agents, employees or contractors. This provision shall apply particularly, but not exclusively, to damage caused by gas, electricity, snow, ice, frost, steam, sewage, sewer gas or odors, fire, water or by the bursting or leaking of pipes, faucets, sprinklers, plumbing fixtures and windows, and, except as provided above, shall apply without distinction as to the person whose act or neglect was responsible for the damage and shall apply whether the damage was due to any of the causes specifically enumerated above or to some other cause of an entirely different kind. Tenant further agrees that all personal property upon the Premises, or upon loading docks, receiving and holding areas, or freight elevators of the Building, shall be at the risk of Tenant only, and that Landlord shall not be liable for any loss or damage thereto or theft thereof unless caused by the negligence or willful misconduct of Landlord or its agents, employees or contractors in which case Landlord shall be responsible to the extent not otherwise specified in Section 10A hereof. Without limitation of any other provisions hereof, but subject to the provisions of Section 10A hereof, Tenant agrees to defend, protect, indemnify and save harmless Landlord and its partners, affiliates, officers, agents, servants and employees from and against all liability to third parties arising out of the use of the Premises or the acts or omissions of Tenant or its servants, agents, employees, contractors, suppliers, workers or invitees.

         B. To the extent not prohibited by law, neither Tenant nor Tenant's affiliates, officers, agents, servants, employees, invitees, licensees, or other occupants of the Premises shall be liable to Landlord for injury or damage to any person or injury or damage to, or loss (by theft or otherwise) of any of Landlord's property or of the property of any other person, regardless of the cause of such injury, damage or loss (including the acts of negligence of any other tenant) unless due to the negligence or willful misconduct of Tenant or Tenant's partners, affiliates, officers, agents, servants, employees, invitees, or licensees or occupants of the Premises in which case Tenant shall be responsible to the extent not otherwise specified in
Section 10A hereof. Notwithstanding anything to the contrary contained in this Lease and the Tenant Work Letter, Tenant and its partners, officers and employees shall not be liable to Landlord for physical damage to the Building (excluding the Premises) caused by Tenant, its partners, affiliates, officers, agents, servants, employees, invitees, licensees, or other occupants of the Premises beyond the greater of the limits of insurance required to be carried by Tenant or its contractors or subcontractors hereunder or under the Work Letter or the insurance actually carried by Tenant. Landlord and any parties claiming by, through or under Landlord agree to look solely to such insurance in the event of such physical damage to the Building (excluding the Premises).

         13.     NON-WAIVER

         No waiver of any provision of this Lease shall be implied by any failure of Landlord or Tenant to enforce any remedy on account of the violation of such provisions, even if such violation be continued or repeated subsequently, and no express waiver shall affect any provision other than the one specified in such waiver and that one only for the time and in the manner specifically stated. No receipt of monies by Landlord from Tenant after the termination of this Lease shall in any way alter the length of the Term or of Tenant's right of possession hereunder or after the giving of any notice shall reinstate, continue or extend the Term or affect any notice given Tenant prior to the receipt of such monies, it being agreed that after the service of notice or the commencement of a suit or after final judgment for possession of the Premises, Landlord may receive and collect any Rent due, and the payment of said Rent shall not waive or affect said notice, suit or judgment.

         14.     CONDEMNATION

         If the Land or the Building (or any portion of the Building, the loss of which would require reconfiguration or restoration of the Building which Landlord reasonably estimates will cost in excess of $2,500,000) shall be taken or condemned by any competent authority for any public or quasi-public use or purpose, Landlord shall have the right, exercisable at its sole discretion, to cancel this Lease upon not less than sixty (60) days notice prior to the date of cancellation designated in the notice. No money or other consideration shall be payable by Landlord to Tenant for the right of cancellation and Tenant shall have no right to share in the condemnation award or in any judgment for damages caused by such taking or condemnation; provided, however, that notwithstanding the foregoing Tenant shall have the right to pursue a separate award for the loss of Tenant's equipment, trade fixtures, and any leasehold improvements paid for by Tenant, the loss or damage to Tenant's business, relocation costs and the value, immediately prior to such taking, of Tenant's leasehold estate created hereunder which is terminated as a result of such taking; provided that such award does not diminish Landlord's award for said taking.

         15.     ASSIGNMENT AND SUBLETTING

         A. Subject to any provisions of this Section 15 to the contrary, Tenant shall not, without the prior written consent of Landlord, (1) assign, convey or mortgage this Lease or any interest hereunder; (2) permit to occur or permit to exist any assignment of this Lease, or any lien upon Tenant's interest, voluntarily or by operation of law; (3) sublet the Premises or any part thereof; (4) advertise as available for sublet or assignment all or any portion of the Premises; or (5) permit the use of the Premises by any parties other than Tenant and its employees and clients. Any such action on the part of Tenant shall be void and of no effect. There shall be no partial assignment of Tenant's interest in this Lease. The term "sublease" and all words derived therefrom, as used in this Section 15, shall include any subsequent sublease or assignment of such sublease and any other interest arising under such sublease. Landlord's consent to any assignment, subletting or transfer or Landlord's election to accept any assignee, subtenant or transferee as the tenant hereunder and to collect rent from such assignee, subtenant or transferee shall not release Tenant or any subsequent tenant from any covenant or obligation under this Lease unless otherwise provided herein. Landlord's consent to any assignment, subletting or transfer shall not constitute a waiver of Landlord's right to withhold its consent to any future assignment, subletting, or transfer. Landlord shall not unreasonably withhold or delay its consent to a request by Tenant to advertise to sublet any portion of the Premises or assign the Lease. Landlord agrees not to unreasonably withhold its consent to any such sublease or assignment so long as Tenant complies with all of the provisions of this
Section 15 and is otherwise not in Default under this Lease at the time of the request for such consent. Landlord may condition its consent upon execution by the subtenant or assignee of an instrument (reasonably acceptable to Landlord) confirming such restrictions on further subleasing or assignment and joining in or assuming the waivers and indemnities made by Tenant hereunder insofar as such waivers and indemnities relate to the affected space. Without limitation of the foregoing, Tenant agrees to indemnify, defend and hold Landlord and its employees, agents, their officers and partners harmless from and against any claims made by any broker or finder for a commission or fee in connection with any subleasing or assignment by Tenant or any subtenant or assignee of Tenant.

         B. If Tenant desires the consent of Landlord to an assignment or subletting, Tenant shall submit to Landlord at least ten (10) days prior to the proposed effective date of the assignment or sublease a written notice which includes:

                 (1) all documentation then available related to the proposed sublease or assignment (copies of final executed documentation are to be supplied to Landlord by Tenant as soon as possible, but in any event on or before the effective date of such assignment or sublease); and

                 (2) sufficient information to permit Landlord to determine the identity and character of the proposed subtenant or assignee and the financial condition of the proposed assignee.

         Landlord agrees to notify Tenant as to whether Landlord consents to such assignment or sublease within ten (10) business days after receipt by Landlord of all documents required pursuant to (1) and (2) above. If the terms of the proposed sublease or assignment change in any material respect from the terms contained in the documents delivered to Landlord pursuant to (1) above, then Tenant shall resubmit such documents to Landlord and indicate in writing such changes and Landlord shall have an additional ten (10) business days after receipt of such revised documents to either approve or disapprove of such assignment or sublease.

         C. In the event Tenant desires to assign this Lease or sublet all or part of the Premises during the last three (3) Lease Years of the Term of the Lease or during the last three Lease Years during an option period pursuant to Section 35, Landlord may either consent to such assignment or sublease or terminate this Lease in the event of a proposed assignment of this Lease or a proposed sublease of the entire Premises, or terminate this Lease as to that portion of the Premises which Tenant seeks to sublet if more than fifty percent (50%) of the Premises in the aggregate during a two (2) year period but less than the entire Premises. Landlord may exercise such right to terminate by giving written notice to Tenant at any time prior to the date that Landlord is required to consent or object to such assignment or sublease. In the event that Landlord exercises such right to terminate, Landlord shall be entitled to recover possession of and Tenant shall surrender such portion of the Premises on the later of (1) the proposed date for possession by such assignee or subtenant, or (2) ninety (90) days after the date of Landlord's notice of termination to Tenant, unless Tenant withdraws its request for such consent in writing within ten (10) days of receipt of notice from Landlord that Landlord has exercised its right to terminate this Lease in whole or in part as provided above.

         D. In the event that Landlord consents to any assignment of this Lease or sublease of more than fifty percent (50%) of the Rentable Area of the Premises in the aggregate during a two (2) year period, as a condition of Landlord's consent, if Landlord consents, Tenant shall pay to Landlord any reasonable attorneys' fees and expenses incurred by Landlord in connection with such assignment or sublease plus twenty-five percent (25%) of all Sublease Profits (as defined below) derived by Tenant from such assignment or sublease. "Sublease Profits" shall mean the entire excess, after deduction of all reasonable actual out-of-pocket costs of subletting or assignment (which costs shall include, without limitation, brokerage commissions, reasonable attorneys' fees, advertising, marketing and construction costs, rent concessions, lease assumptions and tenant improvement allowances and abatements) of revenues generated by the subleasing or assignment of the Premises or portions thereof over the Rent applicable thereto; provided that Tenant may reduce the amount of its Sublease Profits for any given sublease by any negative Sublease Profits incurred in earlier subleases to the extent that such losses have not theretofore been used to reduce the Sublease Profits in other transactions. All such revenues shall be applied first to reimbursement of such costs of subletting until they are paid in full. Tenant shall furnish Landlord with a certified sworn statement, by the chief financial officer of Tenant, setting forth in detail the computation of Sublease Profits, and Landlord, or its representatives, shall have access to the books, records and papers of Tenant in relation thereto, and to make copies thereof. If a part of the consideration for such assignment shall be payable other than in cash, the payment to Landlord shall be payable in accordance with the foregoing percentage of the cash and other non-cash considerations in such form as is reasonably satisfactory to Landlord. Such percentage of Sublease Profits shall be paid to Landlord promptly by Tenant upon Tenant's receipt from time to time of periodic payments from such assignee or subtenant or at such other time as Tenant shall realize Sublease Profits from such assignment or sublease. If such sublease or assignment is part of a larger transaction in which other assets of Tenant are being transferred, the consideration for the assignment or sublease shall be a reasonable allocation of the fair market value of such sublease or assignment.

         E. If Tenant is a partnership, a withdrawal or change, whether voluntary, involuntary or by operation of law or in one or more transactions, of partners owning directly or indirectly a controlling interest in Tenant (more than a seventy percent (70%) interest in the profits of Tenant in the prior Calendar Year) shall be deemed an assignment of this Lease and subject to Landlord's approval under the provisions of this Section 15. If Tenant is a corporation, any dissolution, merger, consolidation or other reorganization of Tenant, or the sale, transfer or redemption of a direct or indirect controlling interest in the capital stock of Tenant, in one or more transactions, shall be deemed a voluntary assignment of this Lease and subject to Landlord's approval under the provisions of this Section 15. Neither this Lease nor any interest therein nor any estate created thereby shall pass by operation of law or otherwise to any trustee, custodian or receiver in bankruptcy of Tenant or any assignee for the assignment of the benefit of creditors of Tenant.

         F. Notwithstanding the foregoing, Landlord may not withhold its consent to an assignment of this Lease or a sublease of all or part of the Premises by Tenant to (1) a corporation owned by substantially the same shareholders who own the stock of Tenant in substantially the percentage as they own such shares of Tenant or (2) a corporation which is a subsidiary of Tenant or (3) corporation which is the parent of Tenant or (4) any corporation resulting from a merger or consolidation with Tenant or (5) any person, corporation or other entity which acquires all or substantially all of the assets of Tenant as a going concern of the business which Tenant is operating in the Premises.

         16.     SURRENDER OF POSSESSION

         Subject to the provisions of Section 11 upon the expiration of the Term or upon the termination of Tenant's right of possession, whether by lapse of time or at the option of Landlord as herein provided, Tenant shall forthwith surrender the Premises to Landlord in good order, repair and condition, ordinary wear and tear and fire or other insured casualty excepted. Any interest of Tenant in the alterations, improvements, installations and additions to the Premises made or paid for by Landlord or Tenant shall, without compensation to Tenant, become Landlord's property at the termination of this lease by lapse of time or otherwise and such alterations, improvements, installations and additions shall be relinquished to Landlord in good condition, ordinary wear and tear and damage by fire or other insured casualty not caused by Tenant excepted. Prior to the termination of the Term or of Tenant's right of possession Tenant shall remove any property which it is required to remove under Section 8 of this Lease and its office furniture, trade fixtures, office equipment and all other items of Tenant's movable property on the Premises. Except as provided in Section 8, Tenant shall not have any right or obligation to remove any alterations, improvements, installations or additions, which shall include built-in furniture or shelves and all other attached items, excluding trade fixtures. Tenant shall pay to Landlord upon demand the cost of repairing any damage to the Premises and to the Building caused by the removal by Tenant of any property from the Premises. If Tenant shall fail or refuse to remove any property which Tenant is obligated to remove from the Premises, Tenant shall be conclusively presumed to have abandoned the same, and title thereto shall thereupon pass to Landlord without any cost either by set-off, credit, allowance or otherwise, and Landlord may at its option accept the title to such property or at Tenant's expense may (A) remove the same or any part in any manner that Landlord shall choose, repairing any damage to the Premises caused by such removal, and (B) store, destroy or otherwise dispose of the same without incurring liability to Tenant or any other person.

         17.     HOLDING OVER

         Tenant shall pay to Landlord an amount as Rent equal to 150% of one-twelfth of the Base Rent and 150% of one-twelfth of the Additional Rent paid by Tenant during the previous Calendar Year herein provided during each month or portion thereof for which Tenant shall retain possession of the Premises or any part thereof after the expiration or termination of the Term or of Tenant's right of possession, whether by lapse of time or otherwise, and also shall pay all damages sustained by Landlord on account thereof. Landlord will not exercise any right to extend the Term of this Lease due to Tenant holding over in the Premises. The provisions of this Section 17 shall not be deemed to limit or constitute a waiver of any other rights or remedies of Landlord provided herein or at law.

         18.     ESTOPPEL CERTIFICATE

         A. TENANT'S ESTOPPEL CERTIFICATE. Tenant agrees, that, from time to time upon not less than thirty (30) days prior request by Landlord and not more than twice per Calendar Year unless required by a lender or a purchaser, in each case, for a bona fide transaction, Tenant, or Tenant's duly authorized representative having knowledge of the following facts, will deliver to Landlord a statement in writing certifying (i) that this Lease is unmodified and in full force and effect (or if there have been modifications, a description of such modifications and that the Lease as modified is in full force and effect); (ii) the dates to which Rent and other charges have been paid; (iii) that the Landlord is not in default under any provision of this Lease, or, if in default, the nature thereof in detail; and (iv) such further matters substantially as are set forth on the form of estoppel certificate attached hereto as Exhibit E and made a part hereof, or as may be reasonably requested by Landlord concerning the performance by Landlord and

Tenant under this Lease and the terms of this Lease, it being intended that any such statement may be relied upon by any mortgagees or prospective mortgagees, or any prospective assignee of any Mortgagee, or any prospective and/or subsequent purchaser or transferee of all or a part of Landlord's interest in the Land and/or Building.

         B. LANDLORD'S ESTOPPEL CERTIFICATE. Landlord agrees that from time to time at Tenant's request, not more than once per calendar year, Landlord will deliver to Tenant within thirty (30) days of Tenant's written request, a statement in writing addressed to Tenant or such other party as Tenant shall reasonably designate, certifying, to the extent the same shall be true: (i) that this Lease is unmodified and in full force and effect (or if there have been modifications, that the same is in full force and effect as modified and identifying the modifications); (ii) the dates to which Rent and other charges have been paid; (iii) that Tenant is not in default under the provisions of this lease (or, if Tenant is in default the nature thereof in reasonable detail); and (iv) such other matters as may be reasonably requested by Tenant. Such certificate shall provide that it may be relied upon only by the person to whom it is addressed.

         19.     OBLIGATIONS TO MORTGAGEES

         A. SUBORDINATION. Subject to Section 19C below, this Lease is subject and subordinate to all present and future ground or underlying leases of the Land and/or improvement leases of the Building and to the lien of any mortgages or trust deeds now and hereafter in force against the Land or Building and to all renewals, extensions, modifications, consolidations and replacements thereof; other than the mortgage dated as of November 7, 1994 to Sears, Roebuck and Co. filed with the Cook County Recorder of Deeds as Document No. 94956335 and the mortgage dated as of November 7, 1994 to Partners Tower, L.P. filed with the Cook County Recorder of Deeds as Document No. 94956336 (collectively, the "Subordinate Mortgages"). At Landlord's request (and after consent from any prior mortgagee or lessor if Tenant has agreed not to so subordinate without such consent), Tenant shall execute such further instruments or assurances as Landlord may deem reasonably necessary to evidence, confirm or effectuate such subordination of this Lease thereto or, if requested, to make Tenant's interest in this Lease superior thereto. If any mortgage shall be foreclosed or property encumbered thereby is transferred in lieu of foreclosure, of if any such ground or underlying lease be terminated,
(1) the liability of the mortgagee, trustee, transferee, purchaser at such foreclosure sale or ground lessor or improvement lessor and the liability of a subsequent owner (all of the foregoing parties are collectively referred to as "Mortgagee") shall exist only with respect to the period during which Mortgagee, is the owner of the Land or Building and such liability shall not exist with respect to the period after further transfer of ownership and in no event shall any such party have any liability whatsoever for the acts of the Landlord prior to any such transfer or any liability for any deposits made by Tenant hereunder unless such deposits have been transferred to such party; and (2) Tenant agrees to attorn to and recognize as Landlord, Mortgagee or any successor lessor under the Master Lease (as hereinafter defined) and, upon request of the Mortgagee, will execute such instruments as may be required by said Mortgagee.

         B. NOTICE TO LANDLORD AND MORTGAGEE. In the event of any act or omission by Landlord which would give Tenant the right to damages from Landlord or any rights with respect to this Lease, Tenant will not sue for such damages or exercise any such rights until (1) it shall have given written notice of the act or omission to Landlord and to the holder (s) of the indebtedness or other obligations secured by any mortgage or deed of trust affecting the Premises other than the Subordinate Mortgages or of any ground or underlying lease, if the name and address of such holder (s) have been furnished to Tenant in writing prior to the date of such notice, and (2) a reasonable period of time (in light both of the time required to effect a remedy and the impact of the act or omission on Tenant's business operations in the Premises but in no event to exceed 120 days after written notice to Mortgagee and Landlord) for remedying the act or omission has elapsed following the giving of the notice, during which time Landlord and such holder (s), or either of them, their agents or employees, will be entitled to enter upon the Premises and do therein whatever may be necessary to remedy the act or omission without materially interfering with Tenant's use of the Premises.

         C. NON-DISTURBANCE AGREEMENTS. As a condition to the subordination of this Lease, Landlord agrees to deliver to Tenant, Subordination, Non-Disturbance and Attornment Agreements from the holder of any mortgage or trust deed of the Land and/or the Building other than the Subordinate Mortgages in which such holder will agree not to disturb Tenant in its possession of the Premises provided Tenant is not in Default hereunder. Tenant agrees that, from time to time within thirty (30) days of request by Landlord that it will execute and deliver to Landlord Subordination, Non-Disturbance and Attornment Agreements for the holder of any mortgage or trust deed of the Land and/or the Building other than the Subordinate Mortgages; provided, however, Tenant shall not be required to execute Subordination, Non-Disturbance and Attornment Agreements more than twice in any one Calendar Year unless required by a lender for a bona fide transaction.
Each such Subordination, Non-Disturbance and Attornment Agreement shall be in a form reasonably acceptable to Landlord, Tenant and such holder of a mortgage or trust deed. Attached hereto as Exhibits G-1, G-2 and G-3 are the current forms of Subordination, Non-Disturbance and Attornment Agreements which Landlord and Tenant agree are satisfactory to each.

         20.     CERTAIN RIGHTS RESERVED BY LANDLORD

         Landlord shall have the following rights, each of which Landlord may exercise without notice to Tenant, subject to item (C) below of this Section 20, and without liability to Tenant for damage or injury to property, person or business on account of the exercise thereof, and the exercise of any such rights shall not be deemed to constitute an eviction or disturbance of Tenant's use or possession of the Premises and shall not give rise to any claim for set-off or abatement of rent or any other claim:

         (A)     To change the name of the Building.

         (B) To install, affix and maintain any and all signs on the exterior or interior of the Building.

         (C) To decorate or to make repairs, alterations, additions, installations or improvements, whether structural or otherwise, in and about the Building, or any part thereof, and for such purposes to enter upon the Premises after reasonable prior notice to Tenant (which may be given verbally), and during the continuance of any of said work, to temporarily close doors, entryways, public space and corridors in the Building and to interrupt or temporarily suspend services or use of facilities, all without affecting any of Tenant's obligations hereunder, so long as the Premises are reasonably accessible and usable and provided that Landlord shall use reasonable diligence with respect thereto. Unless such repairs, renewals or improvements can be made during business hours without material interference with Tenant's business operations, Landlord shall make such repairs, alterations or replacements during non-business hours at Landlord's cost.

         (D) To furnish door keys, magnetic cards or electronic access systems for the entry door (s) in the Premises at the commencement of the Lease and to retain at all times, and to use in appropriate instances, keys or access cards to all doors within and into the Premises after reasonable prior notice to Tenant (which may be given verbally). Tenant agrees to purchase only from Landlord additional keys and access cards as required, to change no locks, and not to affix locks on doors without the prior written consent of the Landlord which shall not be unreasonably withheld. Notwithstanding the provisions for Landlord's access to Premises, Tenant relieves and releases the Landlord of all responsibility arising out of theft, robbery, pilferage and personal assault,
excluding  negligence or willful misconduct of Landlord or its agents.   Upon
the expiration of the Term or Tenant's right to possession, Tenant shall return all keys and access cards to Landlord and shall disclose to Landlord the combination of any safes, cabinets or vaults left in the Premises. Notwithstanding anything contained herein to the contrary, Tenant shall have the right to designate and maintain locked, secured room or rooms on a single floor of the Premises, aggregating not more than 3,000 square feet of Rentable Area. Tenant shall not be required to give Landlord a key for any such secured room or rooms and Landlord and Landlord's agent shall not be allowed access to such secured room or rooms except as set forth below. Landlord and Landlord's agents may, in the event of an emergency, forcefully enter such room or rooms as reasonably necessary. Landlord shall have the right to have access to such secured room or rooms periodically provided that Landlord or its agents shall be accompanied by a representative of Tenant when having access and Landlord or its agents shall not interfere with Tenant's business operations in said secured room or rooms nor shall Landlord have access to any confidential materials or information maintained by Tenant in such room or rooms. In no event shall Landlord or Landlord's agent have any responsibility for any damage to any such secured room or rooms or any personnel or property located therein, nor shall Landlord or Landlord's agent have any liability for any damage caused by forceful entry to such room or rooms by Landlord or its agents as permitted above. Tenant agrees to indemnify, defend and hold Landlord and Landlord's agents and employees harmless from any loss, injury or damage suffered by Landlord or the Building as a result of Tenant limiting access to such room or rooms. Landlord shall not provide janitorial service or cleaning services for the designated secured room or rooms and Tenant acknowledges that the foregoing shall not reduce Tenant's Proportionate Share of Operating Expenses or Taxes for the Building.

         (E) To designate and approve all window coverings used in the Building, including, without limitation, solar window coverings.

         (F) To approve the weight, size and location of safes, vaults, vertical files and other heavy equipment and articles in and about the Premises and the Building so as not to exceed the legal live load per square foot designated by the structural engineers for the Building, and to require all such items and furniture and similar items to be moved into or out of the Building and Premises only at such times and in such manner as Landlord shall direct in writing. If Landlord approves the Plans pursuant to the Tenant Work Letter and any such items are disclosed in the Plans, a second consent by Landlord will not be necessary. Tenant shall not install or operate machinery or any mechanical devices of any nature not directly related to Tenant's ordinary use of the Premises without the prior written consent of Landlord which shall not be unreasonably withheld. Movements of Tenant's property into or out of the Building or Premises and within the Building are entirely at the risk and responsibility of Tenant, and Landlord reserves the right to require permits before allowing any property to be moved into or out of the Building or Premises.

         (G) To establish reasonable controls for the purpose of regulating all property and packages, both personal and otherwise, to be moved into or out of the Building and Premises and all persons using the Building after normal office hours.

         (H) To regulate in a reasonable manner delivery and service of supplies and the usage of the loading docks, receiving areas and freight elevators.

         (I) To show the Premises with prior verbal notice to Tenant to prospective tenants, lien holders and purchasers at reasonable times and in a manner not to interfere, other than on a de minimus basis with Tenant's use and enjoyment of the Premises; provided that Landlord shall not show the Premises to prospective tenants desiring to lease the Premises (as opposed to other space in the Building) except during the last twelve (12) months of the Term, unless Tenant has vacated the Premises.

         (J) To enter the Premises at any reasonable time to inspect the Premises with prior notice to Tenant which may be given verbally.

         (K) To grant to any person or to reserve unto itself the exclusive right to conduct any business in the Building provided that no such exclusive shall interfere with Tenant's intended use of the Premises as a retail investment brokerage firm.

         (L) To provide janitorial services for the Premises or an exclusive basis pursuant to the terms of this Lease.

         21.     RULES AND REGULATIONS

        Tenant agrees to observe the rules and regulations for the Building attached hereto as Exhibit F and made a part hereof. Landlord shall have the right from time to time to prescribe additional rules and regulations for general application to all office tenants which, in its reasonable judgment, may be desirable for the use, entry, operation and management of the Premises and Building, each of which rules and regulations and any amendments thereto shall become a part of this Lease. Tenant shall comply with all such rules and regulations; provided, however, that such rules and regulations shall not contradict, materially limit or abrogate any right or privilege herein expressly granted to Tenant and provided such rules and regulations are uniformly enforced against all tenants of the Building to which they apply (provided that the rules and regulations applicable to Tenant shall not be materially more restrictive against Tenant than the rules and regulations applicable to other Building tenants). To the extent there shall be any conflict between the Rules as they may from time to time exist and the body of this Lease, the terms and provisions of the body of this Lease shall control.

         22.     DEFAULTS; LANDLORD'S REMEDIES

         Any one or more of the following events shall constitute a "Default" under this Lease: (1) If default shall be made in the payment of the Rent or any installment thereof or in the payment of any other sum required to be paid by Tenant under this Lease or under the terms of any other agreement between Landlord (or Landlord's predecessors in title there being no such agreements with Landlord's predecessors in title as of the date hereof) and Tenant and such default shall continue ten (10) days after written notice to Tenant; or
(2) if default shall be made in the observance or performance of any of the other covenants or conditions in this Lease which Tenant is required to observe and perform and such default shall continue for thirty (30) days after written notice to Tenant unless with respect to any default that cannot be cured within thirty (30) days, Tenant, in good faith, promptly after receipt of such notice shall have commenced and thereafter shall continue diligently to prosecute all action necessary to cure such default, but in no event later than one hundred twenty (120) days after the date of such written notice; or (3) if a default is made in the performance by Tenant of any covenant of this Lease which involves a hazardous condition and is not cured by Tenant as soon as possible after written notice to Tenant; or (4) if the interest of Tenant in this Lease shall be levied on under execution or other legal process; or (5) if any voluntary petition in bankruptcy or for corporate reorganization or any similar relief shall be filed by Tenant; or (6) if any involuntary petition in bankruptcy shall be filed against Tenant under any federal or state bankruptcy or insolvency act and shall not have been dismissed within ninety (90) days from the filing thereof; or (7) if a receiver shall be appointed for Tenant or any of the property of Tenant by any court and such receiver shall not have been dismissed within ninety (90) days from the date of his appointment; or (8) if Tenant shall make an assignment for the benefit of creditors; or (9) if Tenant shall admit in writing Tenant's inability to meet Tenant's debts as they mature. In the event of a Default hereunder Landlord may, at its option, with or without further notice or demand of any kind to Tenant or any other person, have any one or more of the following described remedies in addition to all other rights and remedies provided at law or in equity or elsewhere herein:

          A. Landlord may terminate this Lease and the Term created hereby, in which event Landlord may forthwith repossess the Premises and be entitled to recover forthwith, in addition to any other sums or damages for which Tenant may be liable to Landlord, as damages a sum of money equal to the greater of
(1) the excess of the present value of the Rent provided to be paid by Tenant for the balance of the Term over the present value of the fair market rent for the Premises (computed based upon the yield on U.S. Treasury obligations having a maturity closest to the Termination Date) that could be achieved for said period, after deduction of all anticipated expenses of reletting including all allowances, abatements and other tenant concessions likely to be required under then-existing market conditions or (2) the unamortized portion of any construction allowances or other costs incurred by Landlord in connection with this Lease, as amortized on a straight-line basis without interest over the initial Term. Should the present value of the anticipated fair market rent for the Premises, after deduction of all anticipated expenses of reletting, that could be achieved for the balance of the Term exceed the present value of the Rent provided to be paid by Tenant for the balance of the Term, Landlord shall have no obligation to pay to Tenant the excess or any part thereof or to credit such excess or any part thereof against any other sums or damages for which Tenant may be liable to Landlord.

          B. Landlord may terminate Tenant's right of possession and may repossess the Premises by forcible entry and detainer suit, by taking peaceful possession or otherwise, without terminating this Lease, in which event Landlord shall take reasonable measures (but shall not be obligated to show the Premises before showing other space in the Building to a prospective tenant), to the extent required by law, to relet the same for the account of Tenant, for such rent and upon such terms as shall be reasonably satisfactory to Landlord. For the purpose of such reletting, Landlord is authorized to decorate, repair, remodel or alter the Premises and to relet the Premises at such rental rate (which may be higher than the rental rate then applicable under this Lease), as Landlord reasonably determines to be necessary to maximize the effective rent on reletting. If Landlord shall fail to relet the Premises, Tenant shall pay to Landlord as damages the amount of the Rent reserved in this Lease for the balance of the Term as due thereunder. If the Premises are relet and a sufficient sum shall not be realized from such reletting after paying all of the costs and expenses of all decoration, repairs, remodeling, alterations, installations and additions and the expenses of such reletting (including all allowances, abatements and other tenant concessions required under then-existing market conditions), to satisfy the Rent provided for in this Lease, Tenant shall satisfy and pay the same upon demand therefor from time to time. Tenant shall not be entitled to any rents received by Landlord in excess of the Rent provided for in this Lease. Tenant agrees that Landlord may file suit to recover any sums falling due under the terms of this Section 22 from time to time and that no suit or recovery of any portion due Landlord hereunder shall be any defense to any subsequent action brought for any amount not theretofore reduced to judgment in favor of Landlord.

         C. Notwithstanding anything to the contrary contained herein, neither Landlord nor Tenant shall have the right to claim punitive damage against the other.

         23.     EXPENSES OF ENFORCEMENT

         In any proceeding to enforce the terms of this Lease, the losing party shall pay upon demand all of the prevailing party's reasonable costs, charges and expenses including the reasonable fees and out-of-pocket expenses of counsel, agents and others retained by the prevailing party.

         24.     COVENANT OF QUIET ENJOYMENT

         Landlord covenants that Tenant, on paying the Rent, charges for services and other payments herein reserved and on keeping, observing and performing all the other terms, covenants, conditions, provisions and agreements herein contained on the part of Tenant to be kept, observed and performed, shall, during the Term, peaceably and quietly have, hold and enjoy the Premises subject to the terms, covenants, conditions, provisions and agreements hereof.

         Tenant recognizes that the Building is undergoing redevelopment and the renovations to the lobby and other common areas may be disruptive and cause inconvenience to Tenant. Tenant acknowledges that the foregoing shall not be deemed a breach of the covenant of quiet enjoyment so long as access to and use of the Premises by Tenant is not materially and adversely affected.

         25.     REAL ESTATE BROKER

         Tenant represents that Tenant has dealt with (and only with) LRS Associates, Inc. and The John Buck Company as broker in connection with this Lease, and that insofar as Tenant knows, no other brokers negotiated this Lease or are entitled to any commissions in connection therewith. Tenant agrees to indemnify, defend and hold Landlord and its employees, agents, their officers and partners, harmless from and against any claims made by any broker or finder other than the brokers named above claiming by, through or under Tenant for a commission or fee in connection with this Lease, provided that Landlord has not in fact dealt with such broker or finder in connection with this Lease.

         Landlord represents that Landlord has dealt with (and only with) LRS Associates, Inc. and The John Buck Company as broker in connection with this Lease, and that insofar as Landlord knows, no other brokers negotiated this Lease or are entitled to any commissions in connection therewith. Landlord agrees to indemnify, defend and hold Tenant and its officers, employees, agents, their officers and partners, harmless from and against any claims made by any broker or finder other than the brokers named above claiming by, through or under Landlord for a commission or fee in connection with this Lease, provided that Tenant has not in fact dealt with such broker or finder in connection with this Lease.

         26.     INTENTIONALLY DELETED

         27.     MISCELLANEOUS

         A. RIGHTS CUMULATIVE. All rights and remedies of Landlord and Tenant under this Lease shall be cumulative and none shall exclude any other rights and remedies allowed by law.

         B. INTEREST. All payments becoming due under this Lease and remaining unpaid for more than ten (10) days after its due date shall bear "Interest" until paid at the greater of (i) ten percent (10%) per annum or (ii) two percent (2%) per annum above the Prime Rate (as such term is defined in Section 3.A (2) c. hereof).

         C. TERMS. The necessary grammatical changes required to make the provisions hereof apply either to corporations or partnerships or individuals, men or women, as the case may require, shall in all cases be assumed as though in each case fully expressed.

         D. BINDING EFFECT. Each of the provisions of this Lease shall extend to and shall, as the case may require, bind or inure to the benefit not only of Landlord and of Tenant, but also of their respective successors or assigns, provided this clause shall not permit any assignment by Tenant contrary to the provisions of Section 16 hereof.

         E. LEASE CONTAINS ALL TERMS. All of the representations and obligations of Landlord and Tenant are contained herein and in the Work Letter and other Exhibits attached hereto, and no modification, waiver or amendment of this Lease or of any of its conditions or provisions shall be binding upon the Landlord or Tenant unless in writing signed by such party or by a duly authorized agent of such party empowered by a written authority signed by such party.

         F. DELIVERY FOR EXAMINATION. Submission of the Lease for examination shall not bind Landlord in any manner, and no Lease or obligations of either party shall arise until this instrument is signed by both Landlord and Tenant and delivery is made to each.

         G. NO AIR RIGHTS. No rights to any view or to light or air over any property, whether belonging to Landlord or any other person, are granted to Tenant by this Lease.

         H. MODIFICATION OF LEASE. If any lender requires, as a condition to its lending funds the repayment of which is to be secured by a mortgage or trust deed on the Land and Building or either, that certain modifications be made to this Lease, which modifications will not require Tenant to pay any additional amounts or otherwise change in other than a de minimus manner the rights or obligations of Tenant hereunder, Tenant shall, upon

Landlord's reasonable request, execute appropriate instruments effecting such modifications.

         I. TRANSFER OF LANDLORD'S INTEREST. Landlord is Lessee under a Master Lease dated as of November 7, 1994 (the "Master Lease") with State Street Bank and Trust Company as Trustee under the 233 South Wacker Drive Trust ("Beneficial Fee Owner") and Chicago Title and Trust Company Trust No. 1095841 (the "Land Trustee") under a Trust Agreement dated June 12, 1990. Tenant agrees that Landlord has the right to transfer its interest in the Land and Building and in this Lease, and that in the event of any such transfer Landlord shall automatically be released from all liability under this Lease (other than the obligations of the Landlord under the Tenant Work Letter relating to the initial build out of the Premises) arising after the effective date of such transfer provided that such transferee assumes in writing the obligations of Landlord accruing after the effective date of such assignment and Tenant agrees to look solely to such transferee for the performance of Landlord's obligations hereunder arising after the effective date of such transfer. Tenant further acknowledges that the Landlord may assign its interest in this Lease to a mortgage lender as additional security on the condition that such an assignment shall not release Landlord from its obligations hereunder and that Tenant shall continue to look to Landlord for the performance of its obligations hereunder.

         J. LANDLORD'S TITLE. Nothing herein contained shall empower Tenant to commit or engage in any act which can, shall or may encumber the estate of Landlord or the title of the Beneficial Fee Owner or Land Trustee. The Master Lease provides in part:

         "4.3 Recognition by Tower Owner.  Tower Owner expressly agrees that:
(a) Master Lessee may enter into leases (and other agreements) extending beyond the Term of this Master Lease; (b) all leases and all tenant's rights thereunder (and other agreements and the rights of contracting parties thereunder) will under no circumstances ever be terminated or impaired as a result of any termination, modification, or surrender of this Master Lease; and
(c) in the event of any termination or surrender of this Master Lease, all leases and agreements shall remain in full force and effect as direct leases or agreements between Tower Owner (or Master Lessee's successor or assign) and such tenants (or contracting parties). Master Lessee may, on behalf and in the name of Tower Owner, execute any and all recognition and other agreements that Master Lessee deems appropriate to assure to tenants of the Tower Real Property (or contracting parties) that the provisions of their leases (and agreements) will continue throughout their entire term (including all extension and renewal options), notwithstanding any termination, modification or surrender of this Master Lease."

         K. PROHIBITION AGAINST RECORDING. Neither this Lease, nor affidavit or other writing with respect thereto, shall be recorded by Tenant or by anyone acting through, under or on behalf of Tenant, and the recording thereof in violation of this provision shall make this Lease null and void at Landlord's election; provided, that Tenant may record a memorandum of lease in form and content reasonably satisfactory to Landlord.

         L. CAPTIONS. The captions of Paragraphs and subparagraphs are for convenience only and shall not be deemed to limit, construe, affect or alter the meaning of such paragraphs or subparagraphs.

         M. ONLY LANDLORD/TENANT RELATIONSHIP. Nothing contained in this Lease shall be deemed or construed by the parties hereto or by any third party to create the relationship of principal and agent, partnership, joint venturer or any association between Landlord and Tenant, it being expressly understood and agreed that neither the method of computation of Rent nor any act of the parties hereto shall be deemed to create any relationship between Landlord and Tenant other than the relationship of landlord and tenant.

         N. APPLICATION OF PAYMENTS. Landlord shall have the right to apply payments received from Tenant pursuant to this Lease (regardless of Tenant's designation of such payments) to satisfy any obligations of Tenant hereunder, in such order and amounts, as Landlord in its sole discretion, may elect.

         O. DEFINITION OF LANDLORD AND TENANT. All indemnities of Landlord contained herein which inure to the benefit of the Tenant shall be construed to also inure to the benefit of Tenant's beneficiaries, shareholders, officers, directors, partners, agents and employees. All indemnities of Tenant contained herein which inure to the benefit of Landlord shall be construed to also inure to the benefit of (i) Landlord's beneficiaries if Landlord is a trust, (ii) Landlord's partners if Landlord is a partnership, (iii) Landlord's shareholders, officers and directors if Landlord is a corporation, and (iv) the Beneficial Fee Owner and Land Trustee, (v) the successors and assigns of any of the foregoing, and (vi) the respective beneficiaries, shareholders, directors, officers, partners, agents and employees, agents, managers, affiliates and employees of any persons mentioned in clauses (i) through (vi) above.

         P. TIME OF ESSENCE. Time is of the essence of this Lease and each of its provisions.

         Q. GOVERNING LAW. Interpretation of this Lease shall be governed by the laws of the State of Illinois.

         R. PARTIAL INVALIDITY. If any term, provision or condition contained in this Lease shall, to any extent, be invalid or unenforceable, the remainder of this Lease (or the application of such term, provision or condition to persons or circumstances other than those in respect to which it is invalid or unenforceable) shall not be affected thereby, and each and every other term, provision and condition of this Lease shall be valid and enforceable to the fullest extent possible permitted by law.

         S. PARKING SPACES. During the Term, Landlord agrees to provide Tenant with two (2) unreserved parking spaces in the Building at the then market rate which is currently $300.00 per space per month. Landlord agrees to abate Tenant's rent on the two (2) spaces for the 1st two (2) months of the Term. Tenant may terminate said arrangement upon thirty (30) days written notice to Landlord without otherwise affecting this Lease, however, after such termination Landlord shall have no obligation to provide said spaces to Tenant.

         T. HEALTH CLUB. Within ten (10) business days of the date that Tenant moves into the Premises, Tenant shall fill out and submit all necessary application forms to the health club in the Building for ten (10) associate memberships and one (1) executive membership. Landlord agrees to pay the initiation fee for the ten (10) associate memberships and one (1) executive membership. In addition, Landlord agrees to pay for the regular monthly dues (but no other costs or expenses) for the one (1) executive membership only during the initial 15 year Term for so long as the health club is operated in the Building, but specifically excluding any option terms or extensions.

         28.     NOTICES

         All notices to be given under this Lease shall be in writing and delivered personally upon an officer of Landlord (or Landlord's agent) or Tenant, as the case may be, or deposited in the United States mail, certified or registered mail with return receipt requested, postage prepaid, addressed as follows:

                 A.       IF TO LANDLORD:

                          TOWER LEASING, INC.
                          c/o Aldrich, Eastman and Waltch, Inc.
                          225 Franklin Street
                          Boston, Massachusetts 02110
                          Attn:  Grant Monohan
                                 Tom Albert

                          WITH COPIES TO:

                          THE JOHN BUCK COMPANY
                          233 South Wacker Drive
                          Suite 4410
                          Chicago, Illinois  60606
                          Attention: Charles Wagener

or to such other person or such other address designated by notice sent by Landlord or Tenant. Notice to Landlord by mail shall be deemed to have been given on the date shown on the return receipt.

                 B.       (1)  IF TO TENANT PRIOR TO THE COMMENCEMENT DATE:

                          RODMAN & RENSHAW CAPITAL GROUP, INC.
                          120 South LaSalle
                          Chicago, Illinois  60603
                          Attention:  General Counsel

                          (2)  IF TO TENANT AFTER THE COMMENCEMENT DATE:

                          RODMAN & RENSHAW CAPITAL GROUP, INC.
                          Sears Tower
                          45th Floor
                          233 South Wacker
                          Chicago, Illinois  60606
                          Attention:  General Counsel

or if no address is inserted above, addressed to Tenant at Tenant's present address, and, after occupancy of the Premises by Tenant, to Tenant at 233 South Wacker Drive, Chicago, Illinois 60606, or to such other address as is designated by Tenant in a notice to Landlord.

      Notice to Tenant by mail shall be deemed to have been given on the date shown on the return receipt.

         29.     LIMITATION OF LIABILITY

         Tenant, and any person claiming an interest in the Premises through or under Tenant, each agree to look solely to the interests of Landlord, Beneficial Fee Owner and Land Trustee from time to time in the Land and Building, and no judgments against such persons may be satisfied out of any other assets. In no event shall Landlord, Beneficial Fee Owner or Land Trustee (or any of their respective officers, directors, agents, advisors, managers, shareholders, partners, beneficiaries or affiliates) ever have any personal liability for any covenant, agreement, obligation, warranty, representation, indemnity or undertaking under this Lease or otherwise or be answerable or liable in any equitable, judicial or administrative proceeding or order.

         30.     EXPANSION OF THE PREMISES

         A. EXPANSION SPACES. Tenant shall have the right hereinafter described in this Section 30 to expand the Premises by leasing (1) between 5,000 and 6,000 square feet of Rentable Area on the forty sixth (46th) Floor of the Building on or about the sixth (6th) Lease Year (the "First Expansion Space") and (2) an additional 8,000 to 9,000 square feet of Rentable Area on a floor of the Building in the same elevator bank as the Premises (42nd to 48th Floors) (the "Second Expansion Space") on or about the eleventh (11th) Lease Year. The First Expansion Space and the Second Expansion Space are sometimes referred to herein collectively as the "Expansion Spaces" and individually as an "Expansion Space". Tenant shall exercise its right to add such Expansion Space by written notice to Landlord given no later than (a) six (6) months prior to the fifth (5th) anniversary of the Commencement Date as to the First Expansion Space and (b) six (6) months prior to the tenth (10th) anniversary of the Commencement Date as to the Second Expansion Space. If Tenant fails to give the advance notice required herein to Landlord by the specified date with respect to an Expansion Space, Tenant will be deemed to have declined to exercise its right to lease such Expansion Space, provided, however, if Tenant fails to exercise its option under this Section 30A as to the First Expansion Space, Tenant shall not lose its rights hereunder as to the Second Expansion Space.

         B. EXPANSION WINDOW. To permit Landlord flexibility in leasing the Expansion Spaces prior to Tenant's need for such space, Landlord may deliver the First Expansion Space to Tenant between the fifth (5th) anniversary of the Commencement Date and a date six (6) months after the fifth
(5th) anniversary of the Commencement Date (the "First Expansion Window") and the Second Expansion Space to Tenant between the tenth (10th ) anniversary of the Commencement Date and a date six (6) months after the tenth (10th) anniversary of the Commencement Date (the "Second Expansion Window"). Landlord will specify such date on which it intends to deliver the Expansion Spaces to Tenant (the actual delivery date shall be the "First Expansion Date" and "Second Expansion Date" respectively) by not less than six (6) months prior written notice to Tenant.

         C. MECHANICS OF EXPANSION. Upon the exercise by Tenant of its right to expand as provided in this Section 30, Landlord and Tenant shall promptly proceed to enter into a written agreement modifying this Lease to include such Expansion Space in the Premises. The Expansion Space so included will be considered to be a part of the Premises as of the First Expansion Date or Second Expansion Date, respectively, subject to the provisions of Section 30F hereof. The Expansion Spaces shall be governed by all the terms of this Lease, except that Tenant's Proportionate Share shall be increased accordingly, the Base Rent for each Expansion Space will be at the per square foot rate then applicable to the Premises, to be thereafter increased as and when the Base Rent for the Premises increases. Possession of any such space shall be delivered to Tenant in an "as is" condition, provided, however, Landlord shall pay Tenant the following construction Allowances in accordance with its then standard work letter provided that said work letter is similar to the Work Letter attached hereto as Exhibit "C":

         (1) If the Expansion Space is not built out within the five (5) years prior to the date of Landlord tendering the Expansion Space to Tenant (that is, Landlord has spent less than $10.00 per square foot of Rentable Area in the Expansion Space to improve the Expansion Space) then Landlord will provide Tenant an Allowance of $20.00 per square foot of Rentable Area in the Expansion Space.

         (2) If the Expansion Space has been built out within the five (5) years prior to the date of Landlord tendering the Expansion Space to Tenant to the extent that Landlord has spent in excess of $20.00 per square foot of Rentable Area in the Expansion Space on such build out, then Landlord will give Tenant an Allowance of $5.00 per square foot of Rentable Area;

         (3) If the Expansion Space has been built out within the five (5) years prior to the date of Landlord tendering the Expansion Space to Tenant to the extent that Landlord has spent in excess of $10.00 per square foot of Rentable Area but less than $20.00 per square foot of Rentable Area, then Landlord shall give Tenant an Allowance of the difference between $20.00 per square foot and the actual cost of such build out per square foot of Rentable Area previously performed by Landlord.

         D. TEMPORARY EXPANSION SPACE. If Landlord is unable to deliver an Expansion Space to Tenant during the Expansion Window, then Landlord agrees to give notice of such event to Tenant prior to the end of the first three (3) months of the Expansion Window. In such event, Tenant shall have the right by written notice to Landlord exercised by Tenant within 15 days of receipt of such notice from Landlord to request that Landlord provide Tenant with temporary space (the "Temporary Expansion Space") in the Building until the Expansion Space is available or to revoke the exercise of such option as provided in Subsection E below. Landlord agrees to use reasonable efforts to provide Tenant with such Temporary Expansion Space in the event Tenant so elects. The Temporary Expansion Space shall be (1) comparable in size to the Expansion Space and a condition reasonably satisfactory to Tenant; (2) built out as office space; and (3) accepted by Tenant in its "as is" condition. Tenant shall have no obligation to pay Base Rent for such Temporary Expansion Space, however Tenant's Proportionate Share shall increase based upon the number of square feet of Rentable Area in the Temporary Expansion Space and the Temporary Expansion Space shall be deemed to be part of the Premises for all purposes herein other than the terms relating to its build out, effective as of the date that Tenant occupies such Temporary Expansion Space. If Tenant elects not to occupy the

Temporary Expansion Space within sixty (60) days after Landlord notifies Tenant that such space is available then Landlord will no longer be obligated to offer such Temporary Expansion Space to Tenant. Tenant shall move from the Temporary Expansion Space into the proper Expansion Space promptly upon receipt of notice from Landlord that the Expansion Space is ready for occupancy. Landlord shall reimburse Tenant for Tenant's reasonable bona fide out-of-pocket cost incurred by Tenant to move its personal property from the Temporary Expansion Space to the Expansion Space. Landlord shall pay such amount to Tenant within 30 days of Tenant delivering to Landlord paid receipts substantiating such costs. Landlord shall not be responsible for the cost of moving any property from any location other than the Temporary Expansion Space to the Expansion Space or for the cost of loss of business, if any, resulting from the move from the Temporary Expansion Space to the Expansion Space. Notwithstanding the foregoing, if the Temporary Expansion Space is located outside of the Building, then Landlord shall reimburse Tenant for Tenant's reasonable bona fide out of pocket costs to move its personal property from the Premises to the Temporary Expansion Space and also from the Temporary Expansion Space to the Expansion Space.

         E. DELAYS. Landlord will use reasonable diligence to make each Expansion Space available to Tenant on the Expansion Date. If Landlord is unable to do so for reasons beyond Landlord's reasonable control (however, Landlord's leasing of Expansion Space to other tenants shall be deemed to be within Landlord's control), Landlord will not be liable for such failure or inability, nor shall this failure or inability impair the validity of this Lease, nor extend the Term, but the Expansion Space will not become a part of the Premises, and therefore the commencement of Tenant's obligation to pay Rent on such space shall be deferred, until possession is delivered to Tenant. Notwithstanding the foregoing, Tenant may elect by written notice to Landlord to terminate the exercise of the expansion option, effective no less than thirty (30) days following delivery of such notice, in the event Landlord has failed to make the Expansion Space available to Tenant within ninety (90) days following the Expansion Date. If Landlord has not made an Expansion Space available to Tenant within twenty (20) months after the first day of an Expansion Window and if Tenant has not previously terminated its exercise of its Expansion Option as provided herein, then Tenant may terminate this Lease without penalty by giving Landlord written notice of such termination or after the end of such twenty (20) month period provided such notice is received prior to Landlord making said Expansion Space available to Tenant. Such twenty (20) month period shall be extended to the extent that Landlord's management of litigation against any holdover tenant is the sole cause of delaying Landlord's ability to make said Expansion Space available to Tenant. If such a delayed delivery occurs due to a hold-over by another tenant and Tenant does not terminate its expansion exercise, Landlord shall remit to Tenant, if and when Landlord recovers rent and damages from such tenant, any excess of hold-over rent paid over the stated rent and all costs of recovery, for the period of delay. Landlord shall diligently pursue all remedies against any such holdover tenant and shall not settle or compromise any such claims without Tenant's prior consent which consent shall not be unreasonably withheld provided that if Tenant refuses to consent to a proposed settlement of such claim which is recommended by Landlord, Tenant shall pay for the cost of pursuing such claim after the date such proposed settlement. The deferral, right to terminate and remittance are in full settlement of all claims that Tenant might otherwise have against Landlord by reason of such inability.

         F. CONDITIONS TO EXERCISE. If on the date when Tenant notifies Landlord of its election to exercise an Expansion Option, Tenant shall be in Default in the performance of any of the terms, covenants or conditions contained in this Lease, Landlord shall have the option, on written notice to Tenant, to declare Tenant's election to expand to be void and of no effect. Notwithstanding the foregoing, if (1) Tenant is in Default hereunder at the time Tenant notifies Landlord of Tenant's election to exercise an Expansion Option, and (2) such Default is not a monetary Default under Section 22(2) and does not involve a hazardous condition under Section 22(3), then Tenant may exercise its Expansion Option; provided, however Landlord may terminate such exercise if Tenant fails to cure such Default within 120 days of the date such Default occurred.

         G. EARLY EXPANSION. If within one (1) year from the date hereof, Tenant sends Landlord written notice that it desires to lease additional space in the Building, then Landlord agrees to make available to Tenant approximately 5,000 square feet of Rentable Area on the 46th Floor of the Building ("Additional Space") at a location reasonably acceptable to Landlord and Tenant upon the same terms and conditions as this Lease. Landlord agrees to deliver the Additional Space to Tenant in Base Building Condition (except for Concurrent Work) within one hundred twenty (120) days after receipt of the written notice from Tenant. Landlord agrees to give Tenant an allowance of $60.00 per square foot of Rentable Area in the Additional Space in accordance with the Work Letter attached hereto as Exhibit C. Landlord will have no other obligation as to the build out of the Additional Space. Tenant will pay Rent (including Taxes and Operating Expenses) on the Additional Space one hundred twenty (120) days after Landlord delivers possession thereof to Tenant. If Tenant exercises its option to add the Additional Space to the Premises, Landlord and Tenant agree to amend this Section 30 to reduce the size of the Expansion Space to allow for the fact that less space will be available for Tenant to expand into.

         31.     RIGHT OF FIRST OFFER

         If at any time after the Commencement Date and during the Term of this Lease any space becomes available for leasing on the 44th or 46th Floor of the Building and, if Tenant is not then in Default hereunder, Landlord shall not lease such space to any party without first giving Tenant (i) notice of the availability of such space which shall include a description thereof, the proposed term and rental rate (including escalations, if any), abatements and allowances, if any, and other economic concessions that Landlord would agree to with respect to such space (the "Offered Terms") and (ii) thirty (30) days after the date of such notice in which to commit in writing to lease such space on the Offered Terms for the remainder of Term, taking into account on an equitable basis satisfactory to both Landlord and Tenant any modifications in such Offered Terms required by the fact that the remaining Term may be longer or shorter than that proposed by Landlord, and otherwise on the terms, covenants and conditions contained in this Lease. Landlord agrees that the Offered Terms will be reasonably related to market terms then available for similar office space. If Tenant fails, refuses or is otherwise unable to commit to such a lease within the 30-day period, Landlord shall have the right to lease the space to any third party or parties on such terms as are acceptable to Landlord, subject to Tenant's expansion options under hereof. Notwithstanding the foregoing, Landlord shall not be obligated to offer space on the 44th Floor to Tenant prior to Landlord entering into a lease of said space with Landlord's leasing and/or management agent.

         32.     TENANT'S OPTION TO RENEW

         Tenant is hereby granted one (1) five (5) year option to renew the Lease ("Renewal Option"). If Tenant desires to exercise the Renewal Option, it shall so notify the Landlord, in writing, not later than the first day of the twelfth (12th) month prior to the then current expiration date of the Term. Such notice shall only be effective if delivered at a time when the Tenant is not in Default of its obligations under the terms and provisions of this Lease. Within thirty (30) days following its receipt of Tenant's notice of its election to exercise the Renewal Option, given at the time and in the manner provided above, Landlord shall prepare and transmit to Tenant an appropriate amendment to this Lease extending the Term for five (5) years ("Extended Term") and specifying (i) the Base Rent for such extension, which shall be at the base rental rate then being offered and accepted by Landlord to other renewal tenants of comparable size and location leasing space in the Building taking into account all concessions then being given, as reasonably determined by Landlord and evidenced by recent transactions which shall be disclosed to Tenant ("Market Rent") and (ii) that all other terms and conditions during the Extended Term are the same as those during the Term except for any expansion rights, tenant improvement allowances, reduction rights, cancellation rights, renewal options, and limitations on Operating Expenses. In the event the Tenant shall fail for any reason to execute and deliver the lease amendment within twenty (20) business days of Tenant's receipt of the same, then in such event, at Landlord's option, Tenant's purported exercise of its Renewal Option shall be of no force or effect and the Renewal Option shall become null and void.

         33.     CONSENTS

         Whenever under any terms or provisions of this Lease either party's consent or approval is required or requested to the performance by either party of any act or some other matter is to be to the satisfaction of or acceptable to the other party, such consent or approval shall not be unreasonably withheld or delayed and such parties shall not be unreasonable in withholding its satisfaction or acceptance, excepting any instance where it is provided that such party may act arbitrarily or at its discretion and any instance in which specific standards for a consent or approval are provided in this Lease.

         34.     PAYMENT FOR TERMINATION OF EXISTING OFFICE LEASE

         Landlord agrees to pay an amount not to exceed $300,000 toward the cost to Tenant to terminate its existing office lease (the "Existing Lease") at 120 South LaSalle Street. Landlord shall pay such amount when due under the Existing Lease (1996), but in no event prior to Tenant moving into the Premises after completion by Tenant of the Tenant's Work pursuant to the Work Letter. Landlord's obligation to make said payment shall be conditioned upon Tenant not being in Default hereunder. Landlord may make said payment directly to the landlord under the Existing Lease. If Tenant has already made said payment, Tenant shall provide proof of said payment to Landlord prior to Landlord making said payment to Tenant.

         35.     SECURITY DEPOSIT - LETTER OF CREDIT

         A. Within thirty (30) days of the date hereof Tenant agrees to deposit with Landlord an unconditional and irrevocable letter of credit ("Letter of Credit") in the initial amount of $1,500,000.00 issued by a national bank reasonably satisfactory to Landlord, as security for the full and faithful performance by Tenant of each and every term, provision, covenant and condition of this Lease. Each Letter of Credit issued pursuant to this Section 35 shall be for the benefit of Landlord and its successors and assigns and shall entitle Landlord or its successor or assigns to draw from time to time under the Letter of Credit in portions or in whole upon presentation of a sight draft and statement by Landlord that Landlord is entitled to draw thereunder pursuant to the terms and provisions of this Lease. Landlord agrees to reimburse Tenant for one half (1/2) of the annual cost of each Letter of Credit up to a maximum reimbursement of $15,000.00 per year (but not after the sixth anniversary of the Commencement Date per Section 35C).

         The first such Letter of Credit shall expire no earlier than June 1, 1996 and all subsequent replacement Letters of Credit shall expire no earlier than twelve (12) months from the expiry date of the then outstanding and expiring Letter of Credit. Tenant shall deliver a replacement Letter of Credit to Landlord no later than thirty (30) days prior to the expiry date of the then outstanding and expiring Letter of Credit; provided, however, the replacement Letter of Credit is not required to have an effective date sooner then the expiry date of the then existing Letter of Credit, it being the intent that Tenant not be required to have two outstanding Letters of Credit at any one time, and the replacement Letter of Credit may be in the reduced amount under subsection B below. Failure by Tenant to delivery any replacement Letter of Credit as required above shall entitle Landlord to draw under the outstanding Letter of Credit and to retain the entire proceeds thereof for application as the security deposit under this Lease. Any security deposited with Landlord by Tenant other than the Letter of Credit shall be referred to herein as the "Security Deposit". Tenant shall not be entitled to interest for any period during which Landlord is holding cash as a Security Deposit nor shall Landlord be required to keep such cash Security Deposit separate from its general funds.

         B. The initial amount of the Letter of Credit shall be One Million Five Hundred Thousand Dollars ($1,500,000.00) and provided Tenant is not then in Default, (i) the amount of the Letter of Credit may be reduced to One Million Dollars ($1,000,000.00) on the fourth anniversary of the Commencement Date, (ii) the amount of the Letter of Credit may be reduced to Five Hundred Thousand Dollars ($500,000.00) on the fifth (5th) anniversary of the Commencement Date, and (iii) Tenant shall no longer be obligated to post a Letter of Credit as of the sixth (6th) anniversary of the Commencement Date.

         C. If Tenant defaults in respect to any of the terms, provisions, covenants or conditions of this Lease, including, but not limited to, payment of Base Rent or Additional Rent and such default is not cured by Tenant within the applicable notice and cure periods contained in this Lease, if any, Landlord may draw upon the Letter of Credit in part or in whole to the extent necessary in Landlord's judgment to cure such Default and Landlord may use, apply or retain the whole or any part of the proceeds thereof or any cash or other Security Deposit for the payment of any such Base Rent or Additional Rent in Default, or for any other sum which Landlord may expend or be required to expend by reason of Tenant's Default, including without limitation any damages or deficiency in the reletting of the Premises, whether such damages or deficiency shall have occurred before or after any re-entry by Landlord.
Tenant further agrees that Landlord may draw upon the Letter of Credit in whole in the event Tenant defaults in its obligation to timely deliver a replacement Letter of Credit. If the Letter of Credit shall be drawn upon or otherwise if any of the proceeds of the Letter of Credit shall be used, applied or retained by Landlord, at any time or from time to time, then Tenant shall promptly, in each such instance, upon the written demand therefor by Landlord, pay to Landlord such additional sum as may be necessary to restore the then current amount of the Letter of Credit. Further, in the event that Tenant defaults under this Lease twice during the time that Tenant is required to post the Letter of Credit and Landlord draws on the Letter of Credit as a result of said defaults, then, notwithstanding Section 35B above, Tenant shall be required to maintain the Letter of Credit or other Security Deposit at the then current amount throughout the remainder of the Term.

         D. Landlord may deliver the Letter of Credit or any cash Security Deposit deposited hereunder by Tenant to the transferee of Landlord's interest in the Building in the event that such interest is transferred, and thereupon Landlord shall be discharged from any further liability with respect to said Letter of Credit or other Security Deposit provided that such purchaser shall assume Landlord's obligations hereunder relative to the Letter of Credit or Security Deposit. Tenant hereby agrees not to look to any mortgagee as mortgagee, mortgagee in possession, or successor in title to the Landlord or the owner of the Building for any Letter of Credit or Security Deposit required by Landlord hereunder, unless said Letter of Credit or sums have actually been received by said mortgagee as security for Tenant's performance of this Lease. Except as otherwise required by law, Tenant shall not be entitled to, nor Landlord liable for, any interest on the aforesaid Security Deposit. Landlord shall not be required to keep any Security Deposit separate from its general funds. In the absence of evidence satisfactory to Landlord of any assignment of the right to receive any Security Deposit or the remaining balance thereof, Landlord may return the Letter of Credit or other Security Deposit to the original Tenant, regardless of one or more assignments of this Lease.

36.  OPTION OF TENANT TO TERMINATE LEASE

         A. Subject to the conditions set forth below, Tenant shall have the right to terminate this Lease upon written notice to Landlord given at least six (6) months prior to its effective date. The effective date for such termination shall be the last day of the tenth (10th) Lease Year, subject to Tenant making the payments set forth in Section 36B below.

         B. If Tenant elects to terminate this Lease pursuant to Section 36A above, Tenant shall pay to Landlord at the time that Tenant delivers the notice exercising its right to terminate a fee of $4,296,262.50 which represents Fifty Six and 25/100 dollars ($56.25) per square foot of Rentable Area multiplied by 76,378 square feet of Rentable Area initially in the Demised

Premises subject to being increased if Tenant has exercised a right to lease additional space in the Building.

IN WITNESS WHEREOF, the parties have executed this Lease as of the day and year first above written.

                                             LANDLORD:

                                             TOWER LEASING, INC.

                                             By:
                                                -------------------------------
                                             Its  Vice  President
                                                 ------
                                             TENANT:

                                             RODMAN & RENSHAW CAPITAL GROUP,
                                             INC.

                                             By:
                                                --------------------------------
                                                Its  Executive Vice President
                                                     and Chief Financial Officer
                                                     ---------------------------

SCHEDULE OF EXHIBITS

Exhibit A  -  Floor Plan
Exhibit B  -  Base Rent and Base Rent Escalations
Exhibit C  -  Work Letter
Exhibit D  -  Water Condenser Addendum
Exhibit E  -  Estoppel Certificate
Exhibit F  -  Rules and Regulations
Exhibit G  -  Subordination, Non-Disturbance and
                Attornment Agreements
Exhibit H  -  Janitorial Service
Exhibit I  -  Holidays

                                 EXHIBIT "A"



                             FLOOR PLAN OF PREMISES

                                     [MAP]

                                     [MAP]

                                  EXHIBIT "B"



                      BASE RENT AND BASE RENT ESCALATIONS



                                                               ANNUAL BASE RENT
                                                               PER SQUARE FOOT
                          LEASE YEAR(S)                        OF RENTABLE AREA
                          -------------                        ----------------
                            1-5                                       $6.30

                            6-10                                      $9.75

                            11-15                                     $15.15

                                  EXHIBIT "D"

                            WATER CONDENSER ADDENDUM

       This Water Condenser Addendum constitutes a part of the Lease dated ________________, 1995 (the "Lease"), between TOWER LEASING, INC., as Landlord, and RODMAN & RENSHAW CAPITAL GROUP, INC., as Tenant for premises as described in the Lease and located at 233 South Wacker Drive, Chicago, Illinois (the "Premises").

       Whereas Landlord has constructed and is operating an auxiliary Condenser Water System (the "System") for its use and the use of tenants in the Building (as defined in the Lease); and whereas Tenant is desirous of connecting certain facilities to the System to be indicated on the plans.

       Now therefore the parties agree as follows:

       1) Tenant shall advise Landlord of its requirements for condenser water use, determined separately for each floor of the Premises, and furnish to Landlord plans and specifications of its facilities which it proposes to connect to the System.

       2) Upon Landlord's approval thereof and payment of Landlord's reasonable costs in connection therewith, Landlord shall grant to Tenant the right to connect its facilities to the System which connection shall be made only by Landlord's approved contractor.

       3) Prior to making said connection, Tenant shall pay Landlord a one time "Connection Fee" of $1000.00 for each floor that is in the Premises which is hooked up to condenser water.

       4) Tenant shall pay to Landlord a "Monthly Fee" for its dedicated capacity on the System. The fee shall be calculated as follows:

               CONDENSER WATER RATE    -     GPH (GPM X 60) X 728
               --------------------          hours/month x cost/gallon =
                                             Monthly Fee

                                             Landlord's current cost per
                                             gallon is $.0004

       5) All proposed changes in Tenant's facilities shall be submitted to Landlord in advance for Landlord's approval. No changes shall be made in Tenant's facilities without the prior written approval of Landlord which shall not be unreasonably withheld or delayed. Landlord shall have the right to designate such conditions and charges for the making of Tenant's changes as Landlord deems reasonably appropriate. It is expressly agreed that Landlord may refuse to make any changes which increase the amount of condenser water supplied to Tenant.

       6) All the terms and conditions of the Lease shall apply to this Addendum.

       7) This Addendum shall become effective on the Commencement Date and will terminate on the termination of the Lease.

       IN WITNESS WHEREOF, Landlord and Tenant have caused this Water Condenser Addendum to the Lease to be duly executed as of this ______ day of ________________, 1995.


                                        LANDLORD:

                                        TOWER LEASING, INC.

                                        By: ____________________________

                                        Its ________ President

                                        TENANT:

                                        RODMAN & RENSHAW CAPITAL GROUP, INC.

                                        By: ____________________________

                                  EXHIBIT "E"

                      FORM OF TENANT ESTOPPEL CERTIFICATE


                              ESTOPPEL CERTIFICATE


Landlord:               TOWER LEASING, INC.

Tenant:                 RODMAN & RENSHAW CAPITAL GROUP, INC.

Address of Tenant:

Premises:               Approximately ________ Rentable Square Feet of
                        Rentable Area.

Lease: That certain Lease, dated __________, 1995 by and between Landlord and Tenant, including the following amendments, if any, _____________ (the "Lease", a copy of which is attached and made a part hereof).

Commencement Date:

Expiration Date:

Total Square Footage of Premises:        ________ square feet on the _________
                                         (___) floor of Sears Tower, Chicago,
                                         Illinois.

Monthly Base Rent
Paid Through:

Current Monthly Office Operating Expense Payment:

Current Monthly Payment With Respect to Taxes:

Lenders: Metropolitan Life Insurance Company and AEW Partners, L.P. (or their successors and assigns or any new lender)

1.     Tenant hereby certifies as true and correct the following statements:

       (a) The Lease is a true, correct and complete agreement between Landlord and Tenant with respect to the premises described therein (the "Premises").

       (b) The Lease is in full force and effect and constitutes the entire agreement between Landlord and Tenant. The Lease has not been amended, modified, supplemented or changed, whether in writing or orally (including, without limitation, any agreement by Landlord to assume any lease of Tenant covering space in other property), except as disclosed herein.

       (c) Tenant is in sole possession of and is occupying the Premises. Except as specified below, Tenant is not in any respect in Default under the Lease and has not subleased all or any part of the Premises or assigned the Lease, or otherwise transferred or hypothecated its interest in the Lease or the Premises except as disclosed herein.

       (d) The Commencement Date and Expiration Date of the term of the Lease are correctly stated above. Tenant has no options or rights of renewal, extension, expansion, purchase, or first refusal concerning the Lease, the Premises or other space within the building of which the Premises are a part, except as are stated in the Lease. Tenant has not exercised any option or rights to renew, extend, amend, modify, or change the term of the Lease, except as are stated in the Lease or disclosed herein. Tenant does not have any preferential right to purchase all or any part of the property of which the Premises are a part.

       (e) The Monthly Base Rent and other amounts payable under the Lease are correctly stated above. Monthly Base Rent has been paid through the date stated above. Tenant has not prepaid any rent for more than one (1) month and is paying rent under the Lease on a current basis with no offsets, credits, claims or set-offs except as set forth herein. Tenant has not been given any free rent, partial rent, rebates, rent abatements, or rent concessions of any kind, which are unexpired, except as disclosed herein.

       (f) Tenant has not deposited a security deposit with Landlord except for _________________.

       (g) As of the date hereof, to the best of Tenant's knowledge, Landlord has fully performed all of its obligations under the Lease which were to be performed as of this date and, to the best of Tenant's knowledge, has satisfied all commitments required to be performed as of this date and made to induce Tenant to enter into the Lease. To the best of Tenant's knowledge, Landlord is not in default under the terms and conditions of the Lease and no event has occurred which would constitute a default under the Lease, either upon service of notice or passage of time. To the best of Tenant's knowledge, no claim, controversy or dispute exists between Tenant and Landlord except as disclosed herein. As of the date hereof, Tenant is not asserting that the Lease is not fully enforceable by Landlord in accordance with its terms.

       (h) To the best of Tenant's knowledge, all construction, build-out, improvements, or alterations to the Premises required under the Lease have been fully completed in accordance with the plans and specifications described in the Lease except for any "punch list" items and any unexpired construction warranty obligations and all contributions required to be made by Landlord prior to the date hereof on account thereof have been made.

       (i) Landlord has not previously given any consent to Tenant (i.e., consent to sublease or alter the Premises) that is required under the Lease before the taking of any action by Tenant, except as disclosed herein.

       (j) Tenant is not insolvent and is able to pay its debts as they mature. There are no actions, whether voluntary or otherwise, pending against Tenant under the bankruptcy or insolvency laws of the United States or any state thereof.

       2. Except as set forth in the Lease, Tenant agrees that from and after the date hereof, Tenant will not pay any rent under the Lease more than thirty (30) days in advance of its due date.

       Tenant hereby certifies that the address for notices to Tenant under the Lease is correctly set forth above.

       This certificate has been given to Lenders in good faith; provided, however, that if Lenders shall rely hereon in connection with loans which will be secured by the property of which the Premises constitute a part, it is agreed that in no event shall Tenant be responsible for losses resulting by reason of Landlord's failure to repay its loans. Lenders' sole remedy in the event of a material breach by Tenant hereunder is to seek specific performance. The undersigned hereby certifies that he or she is duly authorized to sign and deliver this Estoppel Certificate.

       IN WITNESS WHEREOF, Tenant has caused this Estoppel Certificate to be executed by its duly authorized representative as of the __ day of _______________, _____.


                                        TENANT:

                                        RODMAN & RENSHAW CAPITAL GROUP, INC.

                                        By: _________________________

                                  EXHIBIT "F"

                             RULES AND REGULATIONS


       1. Tenant shall not in any manner deface or injure the Building or any part thereof, nor do anything tending to injure the reputation of the Building or its occupants.

       2. Tenant shall not install any sign, lettering, picture, notice, advertisement or object unacceptable to Landlord against glass partitions, doors or windows which would be visible from the Building's corridors, or place same on any outside window or in a position visible from outside the Building. Landlord will not unreasonably withhold its consent to any objects visible from the Building's corridors. Tenant agrees to promptly remove same upon notice from Landlord. Any sign, lettering, picture, notice or advertisement installed within the Premises which is visible to the public from within the Building shall be installed at Tenant's cost and in such manner, character and style as approved by prior written consent of Landlord not to be unreasonably withheld or delayed.

       3. Tenant shall not, in advertising or other publicity, without prior written consent of Landlord, use the name of the Building (Sears Tower) or use pictures or illustrations of the Building.

       4.      The Tenant's mailing address shall include:

               RODMAN & RENSHAW CAPITAL GROUP, INC.
               233 South Wacker Drive
               Chicago, Illinois  60606-____

               Notwithstanding the foregoing, Tenant may use the name of the Building (currently "Sears Tower") in its mailing address and on its stationery so long as Tenant's use thereof does not give third parties any impression that there is any connection between Tenant and Sears, Roebuck and Co. and that Landlord shall have the right to approve such use which approval shall not be unreasonably withheld.

       5. Tenant shall not obstruct sidewalks, entrances, passages, courts, corridors, vestibules, halls, elevators, loading docks, escalators and stairways in and about the Building.

       6. Tenant shall not make noises, cause disturbances or vibrations or use or operate any electrical or electronic devices or other devices that emit sound or other waves or disturbances, or that create a fire hazard, or create odors, any of which may be offensive to other tenants and occupants of the Building or that would interfere with the operation of any device or equipment or radio or television broadcasting or reception from or within the Building or elsewhere, and shall not place or install any projections, antennae, aerials or similar devices inside or outside the Premises.

       7. Tenant shall not make any canvass in the Building to solicit business or for any other reason.

       8. Tenant shall not exhibit, sell or offer to sell, use, rent or exchange any item or service in or from the Premises unless ordinarily embraced within the Tenant's use of the Premises specified herein.

       9. Tenant shall use reasonable efforts to report all peddlers, solicitors and beggars at the Premises immediately to the office of the Building or as Landlord otherwise requests.

       10. Tenant shall not waste water and agrees to reasonably cooperate with Landlord to assure the most effective operating of the Building's heating and air conditioning, and shall refrain from adjusting any controls other than room thermostats installed for Tenant's use, and shall keep public corridor doors closed, and shall not block any heating and air conditioning induction units.

       11. Tenant shall not employ persons to do janitor work in the Premises and no persons other than the janitors of the Building shall clean the Premises without prior written consent of Landlord. With prior written consent of Landlord which shall not be unreasonably withheld or delayed, any person employed by Tenant to do janitor's work shall, while in the Building, either inside or outside of the Premises, be subject to and under the control and direction of the manager of the Building (but not as agent or servant of said manager or Landlord).

       12.     Tenant shall not:

               (1) Cook in the Premises other than coffee machines and microwave ovens for the sole use by Tenant, its employees and clients;

               (2) Place vending or dispensing machines of any kind in or about the Premises except for the sole use of Tenant, its employees, and clients;

               (3) At any time sell, purchase or give away, or permit the sale, purchase or gift of, food in any form;

however, with prior written consent of Landlord which shall not be unreasonably withheld, the activities set forth in (1) and (2) may be permitted in lounges or other facilities specifically designated for this purpose.

       13.     Tenant shall not:

               (1) Use the Premises for lodging or for any immoral or illegal purposes.

               (2) Use the Premises to engage in the manufacture or sale of, or permit the use of, any spirituous, fermented, intoxicating or alcoholic beverages on the Premises.

               (3) Use the Premises to engage in the manufacture or sale of, or permit the use of, any illegal drugs on the Premises.

       14. Tenant shall not install any equipment utilizing an ammonia process or using any ammonia products or any other noxious process necessitating venting.

       15.     Tenant shall not bring firearms into the Premises.

       16. Tenant shall keep doors and other means of entry to the Premises closed and secured.

                                  EXHIBIT "H"

                              JANITORIAL SERVICES


                             MONDAY THROUGH FRIDAY

       (BETWEEN THE HOURS OF 5:00 P.M. AND 6:00 A.M. EXCLUDING HOLIDAYS)



A.     Empty all trash receptacles and replace liners as necessary.

B.     Remove all collected trash to designated area.

C.     Empty and damp wipe ashtrays.

D.     Dust all furniture, fixtures, equipment and accessories.

E. Spot clean all horizontal and vertical surfaces removing fingerprints, smudges and stains.

F.     Spot clean all partition glass.

G.     Vacuum all carpeted traffic lane areas.

H.     Using approved spotter, spot clean carpeted areas.

I.     Dust mop all hard surface floors with treated dust mop.

J.     Mop all stains and spills especially coffee and drink spills.

K.     Clean/sanitize restrooms and replenish supplies.

L.     Clean and polish all drinking fountains.

M.     Remove all rubbish from the floor.

N.     Maintain janitor closets in a neat and orderly manner.

O. Dust all furniture, file cabinets and fixtures to the extent not covered with papers and/or books.

P.     Damp clean telephones.

Q.     Vacuum all carpeted areas including under chairs.

WEEKLY CLEANING

A.     Spray buff resilient floors in high traffic areas.

B.     Damp mop hard surface areas.

MONTHLY

A.     Vacuum corners, edges and chairs.

B.     Low dust table and chair legs, moldings, ledges.

C.     High dust exposed horizontal surfaces above 65".

D.     Power scrub restroom floors.

E.     Dust picture frames and blinds.


QUARTERLY

A.     Wash restroom partitions.

B.     Clean interior perimeter windows.

C.     Shampoo common area carpeting.

D. Dust lighting fixtures, air conditioning louvers and grills and vacuum upholstered furniture.


THREE TIMES/YEAR

A.     Machine scrub hard surface floors and apply one coat of polish.


SEMI-ANNUALLY

A.     Dust HVAC louvers.

B.     Machine wash all ceramic tile walls in restroom areas.


ANNUALLY

A.     Strip and refinish resilient tile flooring.

B.     Convector cleaning.

LAVATORIES

A.     NIGHTLY - MONDAY - FRIDAY

(1) Clean, sanitize using disinfectant solution and polish all vitreous fixtures including toilet bowls, urinals and wash basins.

(2)    Clean all chrome and stainless steel fittings.

(3)    Clean and sanitize both sides of toilet seats.

(4)    Clean all glass and mirrors.

(5)    Empty all containers and disposals and insert new liners where required.

(6) Wash and sanitize using a disinfectant solution, exteriors of all containers.

(7) Empty all sanitary containers and sanitize interiors using a disinfectant solution.

(8)    Dust horizontal surfaces of all partitions.

(9)    Spot clean all partitions and remove all graffiti.

(10)   Spot clean all walls, doors, light switches, etc.

(11) Refill all dispensers to normal limits including soap, tissue, towels, etc.

(12)   Wet mop and sanitize tile floors.

(13)   Vacuum entire carpeted areas.

(14)   Remove all rubbish.

(15)   Wet mop tile floors.


B.     MONTHLY

(1)    Wash partitions.

(2)    Machine scrub tile floors as required.


C.     QUARTERLY

(1)    Dust all HVAC grills and louvers.

(2)    Wash ceramic tile walls.

                                  EXHIBIT "I"

                                    HOLIDAYS


       The Holidays observed by the Building are as follows:


                                New Years' Day
                                Memorial Day
                                Fourth of July
                                Labor Day
                                Thanksgiving Day
                                The day after Thanksgiving Day
                                Christmas Day


       (or such date upon which any of such holidays are observed)